Exhibit 4.1

CROWN EUROPEAN HOLDINGS S.A.

as Issuer

the Guarantors named herein

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

ELAVON FINANCIAL SERVICES DAC

as Paying Agent, Registrar and Transfer Agent

INDENTURE

Dated as of August 8, 2024

4.500% Senior Notes due 2030

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08; 7.10; 11.02
	(b)(1)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.06; 4.16; 11.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05; 11.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.12
316	(a) (last sentence)	2.10
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.08
	(c)	8.04
317	(a)(1)	6.09
	(a)(2)	6.10
	(b)	2.05; 7.12
318	(a)	11.01

N.A. means Not Applicable

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

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		Page
SECTION 6.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	60
SECTION 6.08.	Rights of Holders To Receive Payment	60
SECTION 6.09.	Collection Suit by Trustee	61
SECTION 6.10.	Trustee May File Proofs of Claim	61
SECTION 6.11.	Priorities	61
SECTION 6.12.	Undertaking for Costs	62

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.	Duties of Trustee	62
SECTION 7.02.	Rights of Trustee	64
SECTION 7.03.	Individual Rights of Trustee	66
SECTION 7.04.	Trustee’s Disclaimer	65
SECTION 7.05.	Notice of Defaults	66
SECTION 7.06.	Reports by Trustee to Holders	66
SECTION 7.07.	Compensation and Indemnity	67
SECTION 7.08.	Replacement of Trustee	68
SECTION 7.09.	Successor Trustee by Consolidation, Merger, etc	69
SECTION 7.10.	Eligibility; Disqualification	70
SECTION 7.11.	Preferential Collection of Claims Against Issuer	70
SECTION 7.12.	Paying Agents	70
SECTION 7.13.	Communications	70

ARTICLE EIGHT

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01.	Without Consent of Noteholders	71
SECTION 8.02.	With Consent of Noteholders	72
SECTION 8.03.	Compliance with Trust Indenture Act	74
SECTION 8.04.	Revocation and Effect of Consents	74
SECTION 8.05.	Notation on or Exchange of Notes	74
SECTION 8.06.	Trustee To Sign Amendments, etc	75

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.	Discharge of Indenture	75
SECTION 9.02.	Legal Defeasance	76
SECTION 9.03.	Covenant Defeasance	77

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EXHIBITS

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INDENTURE, dated as of August 8, 2024 among Crown European Holdings S.A., a French société anonyme (the “Issuer”), the Guarantors (as defined), U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), Elavon Financial Services DAC, as paying agent (the “Paying Agent”), as registrar (the “Registrar”) and transfer agent (the “Transfer Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Additional Amounts” has the meaning set forth in Section 4.20.

“Additional Notes” has the meaning set forth in Section 2.01.

“Adjusted Net Assets” has the meaning set forth in Section 10.06.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, Transfer Agent or agent for service or notices and demands.

“Agent Members” has the meaning set forth in Section 2.16.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Trustee or Agent under the terms of this Indenture.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors, and shall include in respect of each of the Issuer and the French Guarantors, provisions of Livre Sixième, Des difficultés des entreprises of the French Code de Commerce.

“Base Currency” has the meaning set forth in Section 11.17.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

“Bund Rate” means, as of any Redemption Date, the rate per annum equal to the equivalent yield to maturity as of such Redemption Date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date.

“Business Day” has the meaning set forth in Section 11.07.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Change of Control” means the occurrence of any of the following:

(1) any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than any Transfer to Parent or one or more Subsidiaries of Parent or any Transfer to one or more Permitted Holders;

(2) the adoption of a plan for the liquidation or dissolution of Parent or the Issuer (other than in a transaction that complies with Article Five);

(3) the consummation of any transaction or series of related transactions (including, without limitation, by way of merger or consolidation), the result of which is that any “person” (as defined above) or “group” (as defined above), other than one or more Permitted Holders, becomes, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of Parent; provided, however, that a transaction in which Parent becomes a Wholly Owned Subsidiary of another Person (other than a Person that is an individual) (the “New Parent”) shall not constitute a Change of Control if (a) the shareholders of Parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly through one or more intermediaries, at least, a majority of the total voting power of the outstanding Voting Stock of such New Parent, immediately following the consummation of such transaction, and (b) immediately following the consummation of such transaction, no “person” (as defined above), other than a Permitted Holder or a holding company satisfying the requirements of this clause, “beneficially owns” (as defined above) directly or indirectly through one or more intermediaries, a majority of the total voting power of the outstanding Voting Stock of such New Parent;

(4) during any consecutive two-year period, the first day on which a majority of the members of the Board of Directors of Parent who were members of the Board of Directors of Parent at the beginning of such period are not Continuing Directors; or

(5) the first day on which Parent fails to own, either directly or indirectly through one or more Wholly Owned Subsidiaries, 100% of the issued and outstanding Equity Interests of the Issuer.

“Change of Control Offer” has the meaning set forth in Section 4.08.

“Change of Control Payment” has the meaning set forth in Section 4.08.

“Change of Control Payment Date” has the meaning set forth in Section 4.08.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the United States Securities and Exchange Commission.

“Common Depositary” means Elavon Financial Services DAC, as common depositary for Euroclear and Clearstream.

“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such Redemption Date to October 15, 2029 and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to October 15, 2029; provided, however, that, if the period from such Redemption Date to October 15, 2029 is less than one year, a fixed maturity of one year shall be used.

“Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus, to the extent deducted in computing Consolidated Net Income:

(1) provision for taxes based on income or profits of such Person and its Subsidiaries for such period;

(2) Consolidated Interest Expense of such Person for such period;

(3) depreciation and amortization (including amortization of goodwill and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period; and

(4) any non-recurring restructuring charges or expenses of such Person and its Subsidiaries for such period, in each case, on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges and non-recurring restructuring charges or expenses of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income or loss of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Interest Expense” means, with respect to any Person for any period, the interest expense of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, capitalized interest, net payments, if any, pursuant to Hedging Obligations and imputed interest with respect to Attributable Debt).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the net income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or (subject to clause (4) below) a Subsidiary thereof in cash;

(2) the cumulative effect of a change in accounting principles shall be excluded;

(3) the net income of any Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(4) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded;

(5) any net gain or loss resulting from an asset disposition by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded;

(6) extraordinary gains and losses shall be excluded;

(7) any fees, charges, costs and expenses incurred in connection with the Financing Transaction shall be excluded; and

(8) (a) the amount of any write-off of deferred financing costs or of indebtedness issuance costs and the amount of charges related to any premium paid in connection with repurchasing or refinancing indebtedness shall be excluded and (b) all non-recurring expenses and charges relating to such repurchase or refinancing of indebtedness or relating to any incurrence of indebtedness, in each case, whether or not such transaction is consummated, shall be excluded.

“Consolidated Net Tangible Assets” means, with respect to any specified Person as of any date, the total assets of such Person and its Subsidiaries as of the most recent quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available as of that date, minus (a) all current liabilities of such Person and its Subsidiaries reflected on such balance sheet (excluding any current liabilities for borrowed money having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets of such Person and its Subsidiaries reflected on such balance sheet, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Secured Indebtedness” means, with respect to any specified Person as of any date, (a) the total amount of Indebtedness of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date that is secured by a Lien on the assets or property of such specified Person or any of its Subsidiaries or upon shares of Capital Stock or Indebtedness of any of its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, plus (b) the total amount of Capital Lease Obligations of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date, as determined on a consolidated basis in accordance with GAAP, plus (c) the total amount of Attributable Debt in respect of Sale and Leaseback Transactions of such Person and its Subsidiaries as of such date.

“Consolidated Secured Leverage Ratio” means, with respect to any specified Person as of any date, the ratio of (a) the Consolidated Secured Indebtedness of such Person as of such date to (b) the Consolidated EBITDA of such Person for the four most recent full quarters ending immediately prior to such date for which internal financial statements are available. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness that is secured by a Lien on the assets or property of such Person or any of its Subsidiaries or upon shares of stock or Indebtedness of any of its Subsidiaries (other than ordinary working capital borrowings) subsequent to the commencement of the period for which such Consolidated EBITDA is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the “Calculation Date”), then the Consolidated Secured Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Consolidated Secured Leverage Ratio:

(1) acquisitions and dispositions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified person or any of its Subsidiaries, and including any related financing transactions and giving effect to the application of proceeds from any dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period will be calculated without giving effect to clause (4) of the proviso set forth in the definition of Consolidated Net Income; and

(2) the Consolidated EBITDA attributable to discontinued operations, as determined with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded,

provided that to the extent that clause (1) or (2) of this paragraph requires that pro forma effect be given to an acquisition, disposition or discontinued operations, as applicable, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of Parent (and may include, for the avoidance of doubt and without duplication, cost savings, synergies and operating expense resulting from such acquisition whether or not such cost savings, synergies or operating expense reductions would be allowed under Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the relevant Person who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means, solely for purposes of presenting the Notes for payment, Elavon Financial Services DAC, as Paying Agent, located at Block F1, Cherrywood Business Park, Cherrywood, Dublin 18, D18 W2X7, Ireland and, for all other purposes the office of the Trustee at which any time its corporate trust business shall be administered, which at the date hereof is located at the address listed in Section 11.02, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Covenant Defeasance” has the meaning set forth in Section 9.03.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Existing Credit Facility) or commercial paper facilities or capital markets financings, in each case with banks or other lenders providing for revolving credit loans, term loans, notes or letters of credit, in each case as any such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding Parent or Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

“Crown” means Crown Cork & Seal Company, Inc., a Pennsylvania corporation, until a successor replaces such party pursuant to Article Five of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States or any State thereof or the District of Columbia.

“DTC” means The Depository Trust Company.

“Dutch Guarantor” has the meaning set forth in Section 10.06(a)(6).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“EU Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed by, any member state of the European Union (as it exists on the Issue Date) or issued by any agency or instrumentality thereof and backed by the full faith and credit of such member state of the European Union that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.

“Euro Currency Equivalent” means, with respect to any monetary amount in a currency other than Euros, at any time for the determination thereof, the amount of Euros obtained by converting such foreign currency involved in such computation into Euros at the spot rate for the purchase of Euros with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York time) on the date not more than two Business Days prior to such determination.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Existing Credit Facility” means the Amended and Restated Credit Agreement dated as of April 7, 2017, as amended by the First Amendment to the Amended and Restated Credit Agreement dated as of January 29, 2018, as amended by the Incremental Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of December 28, 2017, as amended by the Second Amendment to Amended and Restated Credit Agreement, First Amendment to the U.S. Guarantee Agreement and First Amendment to U.S. Indemnity, Subrogation and Contribution Agreement dated as of March 23, 2018, as amended by the Incremental Amendment No. 2 and Third Amendment to Amended and Restated Credit Agreement, dated as of December 13, 2019, as amended by the Fourth Amendment to Amended and Restated Credit Agreement, dated as of October 4, 2021, as amended by the Incremental Amendment No. 3 and Fifth Amendment to Amended and Restated Credit Agreement, dated as of August 8, 2022, and as amended by the Sixth Amendment to Amended and Restated Credit Agreement, dated as of June 28,2024, as such agreement may be further amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding Parent or Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

“Financing Transaction” means issuance of the Notes issued on the Issue Date and the application of the net proceeds thereof as described in the Offering Memorandum.

“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on December 31.

“French Guarantor” has the meaning set forth in Section 10.06(a)(5).

“French Subsidiary Guarantor” has the meaning set forth in Section 10.06(a)(5).

“Future Guarantor” has the meaning set forth in Section 10.06.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“German Guarantor” has the meaning set forth in Section 10.06.

“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.

“Global Notes” has the meaning set forth in Section 2.16.

“Group Financing” has the meaning set forth in Section 10.06.

“Group Financing Guarantee” has the meaning set forth in Section 10.06.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.

“Guarantor” means:

(1) Parent;

(2) each Subsidiary that executes and delivers a Note Guarantee pursuant to Section 4.17; and

(3) each Subsidiary that otherwise executes and delivers a Note Guarantee,

in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) any interest rate protection agreements including, without limitation, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2) any foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates;

(3) any commodity futures contract, commodity option or other similar arrangement or agreement designed to protect such Person against fluctuations in the prices of commodities; and

(4) indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses (1), (2) and (3) above.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, in respect of borrowed money, whether evidenced by credit agreements, bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any Principal Property of the specified Person or any of its Subsidiaries or upon the shares of Capital Stock or Indebtedness of any Subsidiary of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person or any liability of any person, whether or not contingent and whether or not it appears on the balance sheet of such Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the fair market value (as determined in good faith by Parent) of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

For the avoidance of doubt, a letter of credit or analogous instrument will not constitute Indebtedness until it has been drawn upon.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Purchasers” means BNP Paribas, Crédit Agricole Corporate and Investment Bank, Deutsche Bank Aktiengesellschaft, BofA Securities Europe SA, Citigroup Global Markets Europe AG, ING Bank N.V., Mizuho Securities Europe GmbH, MUFG Securities (Europe) N.V., Banco Santander, S.A., Scotiabank (Ireland) Designated Activity Company, SMBC Bank EU AG, TD Securities (USA) LLC, UniCredit Bank GmbH, Wells Fargo Securities Europe S.A., Huntington Securities, Inc., PNC Capital Markets LLC and Coöperatieve Rabobank U.A.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Instructions” means any written notices, written directions or written instructions received by the Trustee or the Agent in accordance with the provisions of this Indenture from an Authorized Person or from a person reasonably believed by the Trustee or the Agent to be an Authorized Person.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by Parent.

“Issue Date” means August 8, 2024, the date on which the Notes were first issued under this Indenture.

“Issuer” has the meaning ascribed to such term in the preamble to this Indenture.

“Judgment Currency” has the meaning set forth in Section 11.17.

“Legal Defeasance” has the meaning set forth in Section 9.02.

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lien” means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, debenture, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by either party.

“Luxembourg Guarantor” has the meaning set forth in Section 10.06.

“Make-Whole Premium” means, with respect to a Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 0% of the principal amount of such Note and (ii) the excess, if any, of (x) the present value at such Make-Whole Redemption Date of the sum of (1) the principal amount that would be payable on such Note on October 15, 2029 and (2) all remaining interest payments to and including October 15, 2029 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) from October 15, 2029 to the Make-Whole Redemption Date at a per annum interest rate equal to the Bund Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note.

“Make-Whole Redemption” has the meaning set forth in paragraph 5 of the Notes.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make Whole Redemption is effectuated.

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Maximum Guaranteed Amount” has the meaning set forth in Section 10.06.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Equity Cap” has the meaning set forth in Section 10.06.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means any Guarantee of the obligations of the Issuer under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

“Notes” means the 4.500% Senior Notes due 2030 issued by the Issuer, including, without limitation, any Additional Notes, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated July 30, 2024, relating to the offering of the Notes on the Issue Date.

“Officers” means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, any Senior Vice President, any Vice President of such Person or any other authorized officer or director of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chairman, President or Chief Executive Officer of such Person, or the equivalent thereof, and the Chief Financial Officer, Controller, Treasurer, any Senior Vice President or any Vice President of such Person, or the equivalent thereof, that shall comply with applicable provisions of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to Parent or any of its Subsidiaries.

“Other Guarantor” has the meaning set forth in Section 10.06.

“Parent” means Crown Holdings, Inc., a Pennsylvania corporation, until a successor replaces such party pursuant to Article Five of this Indenture and thereafter the successor.

“Paying Agent” has the meaning set forth in Section 2.04.

“Payment Default” has the meaning set forth in Section 6.01.

“Permitted Holders” means, collectively, the executive officers of Parent on the Issue Date.

“Permitted Liens” means:

(1) Liens securing Indebtedness on any Principal Property existing at the time of its acquisition and Liens created contemporaneously with or within 360 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the later of (a) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each, a “substantial improvement”) of such Principal Property or (b) the placing in operation of such Principal Property after the acquisition or completion of any such construction or substantial improvement;

(2) Liens on property or assets or shares of Capital Stock or Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with, or its assets or Capital Stock are acquired by, Parent or any of its Subsidiaries or it otherwise becomes a Subsidiary of Parent, provided, however, that in each case (a) the Indebtedness secured by such Lien was not incurred in contemplation of such merger, combination, amalgamation, consolidation, acquisition or transaction in which Person becomes a Subsidiary of Parent and (b) such Lien extends only to the Capital Stock and assets of such Person (and Subsidiaries of such Person) and/or to property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of Parent;

(3) Liens securing Indebtedness in favor of Parent and/or one or more of its Subsidiaries;

(4) Liens in favor of or required by a governmental unit in any relevant jurisdiction, including any departments or instrumentality thereof, to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alterations to property subject thereto;

(5) Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business and consignment arrangements (whether as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;

(6) Liens existing on the date of this Indenture;

(7) Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1) through (6) above or clauses (10) or (12) below or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as (a) such Lien is limited to (i) all or part of substantially the same property which secured the Lien extended, renewed, refinanced, refunded or replaced and/or (ii) property other than Principal Property or the Capital Stock or Indebtedness of any Principal Property Subsidiary of Parent and (b) the amount of Indebtedness secured is not increased (other than by the amount equal to any costs, expenses, premiums, fees or prepayment penalties incurred in connection with any extension, renewal, refinancing, refunding or replacement);

(8) Liens in respect of cash in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit and customary rights of set off, banker’s Lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code or arising by operation of law;

(9) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of Parent or any of its Restricted Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges;

(10) Liens securing Indebtedness in an aggregate principal amount not to exceed, as of the date of such Indebtedness is incurred, the amount that would cause the Consolidated Secured Leverage Ratio of Parent to be greater than 3.00 to 1.00 as of such date of incurrence;

(11) Liens on or sales of receivables;

(12) other Liens, in addition to those permitted in clauses (1) through (11) above, securing Indebtedness having an aggregate principal amount (including all outstanding Indebtedness incurred pursuant to clause (7) above to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12)), measured as of the date of the incurrence of any such Indebtedness (after giving pro forma effect to the application of the proceeds therefrom), taken together with the amount of all Attributable Debt of Parent and its Restricted Subsidiaries at that time outstanding relating to Sale and Leaseback Transactions permitted under Section 4.15, not to exceed 15% of the Consolidated Net Tangible Assets of Parent measured as of the date any such Indebtedness is incurred (after giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such Indebtedness is being incurred);

(13) landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business with respect to amounts (a) not yet delinquent or (b) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(14) Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, that (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(15) (a) Liens in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (i) secure Indebtedness or (ii) in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of Parent and the Restricted Subsidiaries at such real property and (b) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord’s or owner’s interest in such leased property;

(16) Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of Indebtedness) or leases, warranties, statutory or regulatory obligations or self-insurance arrangements arising in the ordinary course of business, bankers’ acceptances, surety and appeal bonds, performance bonds and other obligations of a similar nature to which Parent or any Restricted Subsidiary is a party, in each case, made in the ordinary course of business;

(17) Liens securing Hedging Obligations not entered into for speculative purposes or securing letters of credit that support such Hedging Obligations; and

(18) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under this Indenture.

For purposes of clauses (10) and (12) above, (a) with respect to any revolving credit facility secured by a Lien, the full amount of Indebtedness that may be borrowed thereunder will deemed to be incurred at the time any revolving credit commitment thereunder is first extended or increased and will not be deemed to be incurred when such revolving credit facility is drawn upon and (b) if a Lien by Parent or any of its Restricted Subsidiaries is granted to secure Indebtedness that was previously unsecured, such Indebtedness will be deemed to be incurred as of the date such Indebtedness is secured.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” means certificated Notes in registered form.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Principal Property” means any manufacturing plant or manufacturing facility owned (excluding any equipment or personalty located therein) by Parent or any of its Subsidiaries that has a net book value in excess of 1.5% of the Consolidated Net Tangible Assets of Parent. For purposes of this definition, net book value will be measured at the time the relevant Lien is being created, at the time the relevant secured Indebtedness is incurred or at the time the relevant Sale and Leaseback Transaction is entered into, as applicable.

“Principal Property Subsidiary” means any Subsidiary that owns, operates or leases one or more Principal Properties.

“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of Parent’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by Parent as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Rating Date” means the date that is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by Parent to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (1) or (2) of this definition on, or within 60 days of the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by Parent to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies):

(1) if the Notes are rated by one or both Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies; or

(2) if the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes shall remain rated below Investment Grade by both Rating Agencies.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith.

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany time on the third Business Day preceding the relevant date.

“Registrar” has the meaning set forth in Section 2.04.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Notes” has the meaning set forth in Section 2.16.

“Regulation S Notes” has the meaning set forth in Section 2.02.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“Restricted Global Note” means a Global Note that is a Restricted Note.

“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Period” has the meaning set forth in Section 2.16.

“Restricted Physical Note” means a Physical Note that is a Restricted Note.

“Restricted Subsidiary” means a Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Notes” has the meaning set forth in Section 2.16.

“Rule 144A Notes” has the meaning set forth in Section 2.02.

“S&P” means S&P Global Ratings and its successors.

“Sale and Leaseback Transaction” has the meaning set forth in Section 4.15.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Swiss Guarantor” has the meaning set forth in Section 10.06.

“Taxes” has the meaning set forth in Section 4.20.

“Taxing Jurisdiction” has the meaning set forth in Section 4.20.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

“Transfer Agent” has the meaning set forth in Section 2.04.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Global Note” means a Global Note that is not a Restricted Note.

“Unrestricted Notes” means Notes that are not Restricted Notes.

“Unrestricted Physical Note” means a Physical Note that is not a Restricted Note.

“U.S. Guarantor” has the meaning set forth in Section 10.06.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder or Noteholder.

“indenture to be qualified” means this Indenture.

“obligor on the indenture securities” means the Issuer, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and in the plural include the singular;

(4) words used herein implying any gender shall apply to both genders;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(6) “will” shall be interpreted to express a command;

(7) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(8) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(9) “€” and “Euros” each refer to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Communities, as amended.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Amount of Notes.

The Trustee shall initially authenticate €600,000,000 aggregate principal amount of Notes for original issue on the Issue Date upon a written order of the Issuer in the form of an Officers’ Certificate of the Issuer (other than as provided in Section 2.08). The Trustee shall authenticate additional Notes (“Additional Notes”) thereafter in unlimited amount (so long as permitted by the terms of this Indenture) for original issue upon a written order of the Issuer in the form of an Officers’ Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02. Form and Dating; Legends.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1 (with respect to the Restricted Notes) and Exhibit A-2 (with respect to the Unrestricted Notes), each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.

The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend.

Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal Income Tax purposes shall bear a legend substantially in the form set forth on Exhibit D.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03. Execution and Authentication.

The Notes shall be executed on behalf of the Issuer by two Officers of the Issuer. The signature of any of these Officers on the Notes may be manual, facsimile, .pdf attachment or other electronically transmitted signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

Notes shall be issuable only in registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

SECTION 2.04. Registrar, Paying Agent and Transfer Agent.

The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in London, England where the Notes may be presented for payment (the “Paying Agent”), (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served and (d) an office or agency to act as transfer agent in respect of the Notes (the “Transfer Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may have one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional Paying Agents. The term “Transfer Agent” includes any co-transfer agents. The Issuer or any Affiliate thereof may act as Registrar, a Paying Agent or a Transfer Agent.

The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Issuer will ensure that it maintains a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to Council Directives 2003/48/EC and 2015/2060/EU.

The Issuer initially appoints the Trustee as agent for service of notices and demands in connection with the Notes and this Indenture. The Issuer initially appoints Elavon Financial Services DAC, in Dublin as Paying Agent, Registrar and Transfer Agent.

The Issuer may change the Paying Agent, the Registrar or the Transfer Agent without prior notice to the Holders. For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market, the Issuer will publish a notice of any change of Paying Agent, Registrar or Transfer Agent in accordance with the rules of the Euro MTF Market or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange (www.luxse.com).

SECTION 2.05. Paying Agent To Hold Money.

The Paying Agent shall hold for the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07. Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Issuer shall not be required to transfer or exchange any Note selected for redemption. The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

SECTION 2.08. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar, the Transfer Agent and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09. Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If a Paying Agent holds, in its capacity as such, on any Maturity Date, Euros sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

SECTION 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11. Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Transfer Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five

Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer shall mail to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.14. CUSIP, ISIN and Common Code Numbers.

The Issuer in issuing the Notes may use “CUSIP,” “ISIN” and “Common Code” numbers, and if so used, such CUSIP, ISIN and Common Code numbers shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee, in writing, of any such CUSIP, ISIN or Common Code number used by the Issuer in connection with the issuance of the Notes and of any change in any such CUSIP, ISIN or Common Code number.

SECTION 2.15. Deposit of Moneys.

Prior to 10:00 A.M., London time, one Business Day prior to each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds Euros sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agent, subject to actual receipt of such funds, to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Common Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

(a) Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes”). The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the nominee of such Common Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Common Depositary and (iii) bear the Private Placement Legend.

Members of, or direct or indirect participants in, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the nominee of the Common Depositary or under the Global Notes. The nominee of the Common Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Common Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of Euroclear or Clearstream, as the case may be, and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes only if (x) Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue as clearing agency, (y) the Common Depositary notifies the Issuer that it is unwilling or unable to continue as common depositary for such Global Note and the Issuer fails to appoint a successor common depositary within 120 days of such notice or, (z) in the case of any Global Note there shall have occurred and be continuing an Event of Default with respect to such Global Note. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Common Depositary in accordance with its customary procedures.

(c) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Common Depositary in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d) Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.

(e) [Reserved]

(f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Transfer and Exchange of Notes.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes will not be exchanged by the Issuer for Physical Notes except under the circumstances described in Section 2.16(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Common Depositary, in accordance with the provisions of this Indenture and the applicable rules and procedures of Euroclear and Clearstream. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Common Depositary in accordance with the applicable rules and procedures of Euroclear and Clearstream directing the Common Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of Euroclear and Clearstream containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit G, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Euroclear and Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).

(d) Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Physical Notes shall be transferred or exchanged only for beneficial interests in Global Notes as described below:

(i) Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (2)(a) thereof;

(B) if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (1) thereof;

(C) if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (2) thereof;

(D) if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;

(E) if such Restricted Physical Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit F, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F) if such Restricted Physical Note is being transferred to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof,

the Trustee shall cancel the Restricted Physical Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(ii) Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(b) thereof; or

(B) if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e) Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).

(i) Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;

(D) if the transfer will be made to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate to the effect set forth in Exhibit F, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; and

(E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof.

(ii) Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:

(1) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such increase.

(g) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Issuer to such effect.

(h) General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.

The Registrar shall retain for a period of two years following receipt copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to paragraph 5 or 6 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price(s), and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 5 or 6 of the Notes. Except as provided in Section 3.04, notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

SECTION 3.02. Selection by Trustee of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed are listed or, if such Notes are not so listed, on a pro rata basis; provided that no Notes with a principal amount of €100,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to the Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall send, or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06.

The notice shall identify the Notes to be redeemed (including the CUSIP, ISIN and/or Common Code numbers thereof) and shall state:

(1) the Redemption Date;

(2) the redemption price and the amount of premium and accrued interest to be paid;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) that paragraph 5 or paragraph 6 of the Notes, as applicable, is the provision of the Notes pursuant to which the redemption is occurring; and

(8) the aggregate principal amount of such Notes that are being redeemed.

At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given (or such shorter period acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense.

For Notes which are represented by global certificates held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing. So long as any Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market, any such notice to the Holders of the relevant Notes shall also be published in a newspaper having a general circulation in Luxembourg or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange and, in connection with any redemption, the Issuer will notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding.

SECTION 3.04. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is sent and subject to the proviso to this sentence, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in such notice and in which case if and/or to the extent such condition(s) precedent is/are not satisfied the Issuer shall have no obligation to redeem Notes on such Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05. Deposit of Redemption Price.

Prior to 10:00 A.M., London time, one Business Day prior to each Redemption Date, the Issuer shall deposit with the Paying Agent Euros sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation).

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the second proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Mandatory Redemption.

Except as provided in Section 4.08 or as contemplated by Article Six, the Issuer is not required to make any mandatory redemption of the Notes or any sinking fund payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in such Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold on that date Euros designated for and sufficient to pay such installment.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02. Maintenance of Office or Agency.

(a) The Issuer shall maintain in the Borough of Manhattan, The City of New York, and in Dublin, Ireland, an office or agency (which may be an office of the Trustee or Registrar or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, and in Dublin, Ireland. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee, or its Agent, in the Borough of Manhattan, The City of New York, and in Dublin, Ireland, in each case as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.03. Legal Existence.

Except as permitted by Article Five, Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent, Crown and the Issuer and each such Restricted Subsidiary and (ii) subject to applicable laws, the material rights (charter and statutory) and franchises of Parent, Crown and the Issuer and such Restricted Subsidiaries; provided that Parent, Crown and the Issuer shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of their Restricted Subsidiaries (other than Crown or the Issuer) if the Board of Directors of Parent, Crown or the Issuer, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent, Crown or the Issuer, as applicable and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.04. Compliance with Law.

Parent shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of Parent and its Restricted Subsidiaries, taken as a whole.

SECTION 4.05. Waiver of Stay, Extension or Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and any of the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06. Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, an Officers’ Certificate (as enumerated by Section 314(a)(4) of the TIA) stating that each Officer has conducted or supervised a review of the activities of Parent and its Restricted Subsidiaries and Parent’s and its Restricted Subsidiaries’ performance under this Indenture during such Fiscal Year, and further stating, as to each such Officer signing such certificate, that, to the best of such Officers’ knowledge, based upon such review, Parent and Issuer have fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action Parent and its Restricted Subsidiaries are taking or propose to take with respect thereto.

(b) The Issuer shall deliver to the Trustee, within five Business Days after an Officer becomes aware of a Default or Event of Default, a statement specifying such Default or Event of Default. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the Holders’ interest of which such Officer is aware, its status and what action Parent and its Restricted Subsidiaries are taking or propose to take with respect to such Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the Holders’ interest.

(c) The Issuer shall provide written notice to the Trustee of any change in Parent’s or Issuer’s Fiscal Year.

(d) The Issuer shall promptly notify the Trustee, in writing, the first time the Notes are rated Investment Grade Rating; provided, however, that the failure to deliver such notice shall in no event be deemed a Default or an Event of Default.

SECTION 4.07. Taxes.

Parent shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency (i) all material taxes, assessments, and governmental levies and (ii) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of Parent or any of its Subsidiaries; provided, however, that, neither Parent nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

SECTION 4.08. Repurchase at the Option of Holders upon Change of Control Repurchase Event.

(a) Upon the occurrence of a Change of Control Repurchase Event, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of such Holder’s aggregate principal amount of Notes, plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to the consummation of such Change of Control Repurchase Event but after the public announcement thereof, the Issuer shall send, or at the Issuer’s written request and expense the Trustee shall send, electronically or by first-class mail, postage prepaid, a notice to each Holder of such Notes at its last registered address, which notice shall govern the terms of the Change of Control Offer. The notice shall describe the transaction or transactions that constitute the Change of Control Repurchase Event and offer to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such obligation will not continue after a discharge of the Issuer or defeasance from its obligations with respect to the Notes. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;

(2) the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, to the Paying Agent and Registrar for such Note at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, .pdf attachment, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of €100,000 or integral multiples of €1,000 in excess thereof; and

(8) the circumstances and relevant facts regarding such Change of Control Repurchase Event.

(c) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof (in minimum amounts of €100,000 or an integral multiple of €1,000 in excess thereof) validly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount in Euros equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(3) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuer.

Upon receipt by the Paying Agent of the monies specified in clause (2) above and the Officers’ Certificate specified in clause (3) above, such Paying Agent shall promptly mail or deliver through Euroclear or Clearstream to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall promptly authenticate and send (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.16, return the Notes purchased to the Issuer for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.

(e) The Issuer will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described in Article Three, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control Repurchase Event at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.

(f) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this paragraph by virtue thereof.

(g) If and for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market, the Issuer will publish notices relating to the Change of Control Offer in accordance with the rules of the Euro MTF Market.

SECTION 4.09. [Reserved]

SECTION 4.10. [Reserved]

SECTION 4.11. Limitation on Liens.

Parent shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) upon any Principal Property or upon the Capital Stock or Indebtedness of any of its Principal Property Subsidiaries, in each case to secure Indebtedness of Parent, any Subsidiary of Parent or any other Person, without securing the Notes (together with, at the option of Parent, any other Indebtedness of Parent or any Subsidiary of Parent ranking equally in right of payment with the Notes) equally and ratably with or, at the option of Parent, prior to, such other Indebtedness for so long as such other Indebtedness is so secured. Any Lien that is granted to secure the Notes under this Section 4.11 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes under this Section 4.11.

SECTION 4.12. [Reserved]

SECTION 4.13. [Reserved]

SECTION 4.14. [Reserved]

SECTION 4.15. Limitation on Sale and Leaseback Transactions.

(a) Parent shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any arrangement with any other Person pursuant to which Parent or any of its Restricted Subsidiaries leases any Principal Property that has been or is to be sold or transferred by Parent or the Restricted Subsidiary to such other Person (a “Sale and Leaseback Transaction”), except that a Sale and Leaseback Transaction is permitted if Parent or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased, without equally and ratably securing the Notes, in an aggregate principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction.

(b) In addition, the following Sale and Leaseback Transactions are not subject to the limitation above and the provisions described in Section 4.11:

(i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(ii) leases between only Parent and a Restricted Subsidiary of Parent or only between Restricted Subsidiaries of Parent;

(iii) leases where the proceeds from the sale of the subject property are at least equal to the fair market value (as determined in good faith by Parent) of the subject property and Parent applies an amount equal to the net proceeds of the sale to the retirement of long-term Indebtedness or the purchase, construction, development, expansion or improvement of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that in lieu of applying such amount to the retirement of long-term Indebtedness, Parent may deliver Notes to the trustee for cancellation; and

(iv) leases of property executed by the time of, or within 360 days after the latest of, the acquisition, the completion of construction, development, expansion or improvement, or the commencement of commercial operation, of the subject property.

SECTION 4.16. Reports to Holders.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding hereunder, the Issuer shall furnish to the Trustee and Holders thereof the following:

(1) all quarterly and annual financial information of Parent that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Parent and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Parent’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if Parent were required to file such reports,

in each case, within the time periods specified in the Commission’s rules and regulations. The Issuer may satisfy its obligation to deliver the information and reports referred to in clauses (1) and (2) above by filing the same with the Commission.

(b) In addition, whether or not required by the rules and regulations of the Commission, Parent shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer and the Guarantors shall, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuer will comply with the provisions of TIA § 314(a).

(c) The Issuer will also make available copies of all reports required by clauses (1) and (2) of the first paragraph of this covenant, if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the exchange so require, at the offices of the listing agent in Luxembourg or, to the extent and in the manner permitted by such rules, post such reports on the official website of the Issuer (www.crowncork.com).

(d) Delivery of such reports and information to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under this Indenture as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

SECTION 4.17. Additional Note Guarantees.

(a) Parent shall not create, acquire or suffer to exist, and shall not permit any of its Restricted Subsidiaries to create, acquire or suffer to exist, any Subsidiary other than a Restricted Subsidiary existing as of the Issue Date or that is acquired or created after the Issue Date; provided, however, that each

(A) Domestic Subsidiary and each other Subsidiary of the Parent organized in Canada, Germany, the United Kingdom, France, Luxembourg, Mexico, the Netherlands or Switzerland that from time to time is an obligor under the Existing Credit Facility or directly or indirectly (by way of the pledge of any intercompany note or otherwise) Guarantees or in any other manner becomes liable with respect to any Indebtedness of the Issuer, Parent or any other Guarantor (including, without limitation, the Existing Credit Facility), and

(B) Restricted Subsidiary of the Issuer that directly or indirectly (by way of the pledge of any intercompany note or otherwise) Guarantees or in any other manner becomes liable with respect to any Indebtedness of the Issuer, Parent or any other Guarantor (including, without limitation, Indebtedness under the Existing Credit Facility) or is otherwise an obligor under the Existing Credit Facility, must execute a Note Guarantee (and with such documentation relating thereto as are required under the Indenture, including, without limitation, a supplement or amendment to the Indenture and an Opinion of Counsel as to the enforceability of such Note Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor (unless, in each case, the incurrence of such Note Guarantee is prohibited under the laws of its jurisdiction of incorporation (as evidenced by an Opinion of Counsel)).

(b) A Note Guarantee of any Guarantor shall be subject to release and discharge as provided under Article Ten.

SECTION 4.18. [Reserved]

SECTION 4.19. Maintenance of Listing.

The Issuer will use its commercially reasonable efforts to maintain the listing of the Notes on the Official List of the Luxembourg Stock Exchange for so long as such Notes are outstanding; provided that if at any time the Issuer determines that it will not maintain such listing, it will obtain, prior to the delisting of the Notes from the Official List of the Luxembourg Stock Exchange, and thereafter use its commercially reasonable efforts to maintain, a listing of such Notes on another recognized stock exchange or exchange regulated market in western Europe.

So long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market and the rules of such exchange so require, notices to be given to Holders shall be made in accordance with the rules of the Euro MTF Market or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange (www.luxse.com).

SECTION 4.20. Payment of Additional Amounts

(a) All payments made by or on behalf of the Issuer under or with respect to a Note, or a Guarantor under or with respect to a Note Guarantee, shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter, “Taxes”) unless the Issuer or such Guarantor is required to withhold or deduct any such Taxes by law, including by the official interpretation or administration thereof by a relevant taxing authority. If any Taxes imposed or levied by or on behalf of the government of France or any other jurisdiction in which the Issuer or any Guarantor (or any successor Person) is organized or is a resident or does business for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”), will at any time be required to be withheld or deducted from any payment made under or with respect to a Note or a Note Guarantee, or if a Holder actually pays any such Taxes where the Issuer or Guarantor or applicable withholding agent has failed to withhold or deduct Taxes required to be withheld or deducted from any payment made under or with respect to a Note or a Note Guarantee, the Issuer or the relevant Guarantor, as applicable, shall, pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the holder of such Note (including Additional Amounts) after such withholding or deduction by the applicable withholding agent of such Taxes (including any such Taxes on such Additional Amounts) shall not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that notwithstanding the foregoing, Additional Amounts will not be paid:

(1) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed, deducted or withheld but for the existence of any present or former connection between the Holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Note, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the receipt of such payment or the acquisition, ownership, holding or disposition of, or the execution, delivery, registration or enforcement of, such Note or Note Guarantee);

(2) subject to subsection (e) of this Section 4.20, with respect to any estate, inheritance, gift, sales, transfer or similar tax;

(3) subject to subsection (e) of this Section 4.20, with respect to any Taxes payable otherwise than by deduction or withholding from payments under or with respect to such Note;

(4) to the extent such Taxes would not have been imposed, deducted or withheld if the Holder or beneficial owner of the Note or beneficial owner of any payment on such Note had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with (to the extent legally eligible to do so) any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Note or any payment on such Note (provided that (x) such declaration of nonresidence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and

(y) at least 30 days prior to the first payment date with respect to which such declaration of nonresidence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, the relevant Holder at that time has been notified in writing by the Issuer, any Guarantor or any other Person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

(5) to the extent such Taxes would not have been imposed, deducted or withheld if the Note had been presented for payment (where presentation is required) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(6) with respect to any payment under or with respect to a Note to any Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;

(7) to the extent such Taxes are imposed or withheld pursuant to Section 1471 through 1474 of the Internal Revenue Code, as of the Issue Date (or any amended or successor version of such sections that are substantively comparable and not materially more onerous to comply with), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States implementing the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the Issue Date (or any amended or successor version described above); and

(8) any combination of items (1) through (7) above.

The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Issuer or a Guarantor.

(b) The Issuer or the applicable Guarantor, if it is the applicable withholding agent, will make any applicable withholding or deduction required by law and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or the applicable Guarantor will furnish to the Trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts or, if such tax receipts are not reasonably available to the Issuer or such Guarantor, such other documentation that provides reasonable evidence of such payment by the Issuer or such Guarantor. Copies of such receipts or other documentation will be made available to the Holders or the Paying Agent, as applicable, upon request.

(c) At least 30 days prior to each date on which any payment under or with respect to any Notes is due and payable, if the Issuer or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Issuer or such Guarantor will deliver to the Trustee and the Paying Agent an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable such Trustee and Paying Agents to pay such Additional Amounts to Holders of such Notes on the payment date. Notwithstanding the foregoing, if the obligation to pay Additional Amounts arises after the 30th day prior to any such date, the Issuer or the applicable Guarantor will deliver to the Trustee and the Paying Agent an Officers’ Certificate as described in the preceding sentence and will pay such Additional Amounts promptly after such obligation arises. The Trustee and the Paying Agent shall be entitled but shall not be obligated to rely on each Officers’ Certificate until receipt of a further Officers’ Certificate addressing such matters.

(d) Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e) In addition to the foregoing, the Issuer and the Guarantors will pay any present or future stamp, court or documentary Taxes or any other excise, property or similar Taxes that arise in any Taxing Jurisdiction from the execution, issue, delivery, enforcement or registration of the Notes, the Indenture, any Guarantee or any other document or instrument in relation thereto, and the Issuer and the Guarantors will indemnify the Holders of the Notes for any such Taxes paid by such Holders.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Consolidation, Merger and Sale of Assets.

(a) (i) Neither Parent nor the Issuer shall consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of Parent and its Subsidiaries, taken as a whole and (ii) neither Parent nor the Issuer shall permit any of its Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of Parent and its Subsidiaries, taken as a whole, in each case, to another Person unless:

(1) (A) in the case of a merger, consolidation or Transfer involving Parent, Parent is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such Transfer has been made is a corporation organized or existing under the laws of the United Kingdom, the United States, any State thereof or the District of Columbia, and

(B) in the case of a merger, consolidation or Transfer involving the Issuer, the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such Transfer has been made is a corporation organized or existing under the laws of a member state of the European Union (as it existed on December 31, 2003), Switzerland, the United Kingdom, the United States, any State thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Parent or the Issuer, as the case may be) or the Person to which such Transfer has been made assumes all the obligations of Parent, the Issuer or such Subsidiary under the Notes, the Note Guarantees and this Indenture pursuant to a supplemental indenture or amendment of the relevant documents; and

(3) immediately after such transaction, no Default or Event of Default exists.

(b) Notwithstanding the foregoing, none of the following shall be permitted:

(1) the consolidation or merger of Parent with or into or the Transfer of all or substantially all of the property or assets of Parent and its Subsidiaries, taken as a whole, to Crown, other than any such merger or consolidation or Transfer to a Subsidiary of Crown;

(2) the Transfer of all or substantially all of the property or assets of Crown and its Subsidiaries, taken as a whole, to Crown, other than any Transfer to a Subsidiary of Crown; and

(3) the consolidation or merger of the Issuer with or into or the Transfer of all or substantially all of the property or assets of the Issuer and its Subsidiaries, taken as a whole, to Crown, other than any such consolidation or merger with or into or Transfer to a Subsidiary of Crown.

(c) This Section 5.01 shall not prohibit:

(1) a consolidation or merger between the Issuer and a Guarantor other than Crown;

(2) a consolidation or merger between a Guarantor and any other Guarantor other than Crown;

(3) a consolidation or merger between a Subsidiary (other than the Issuer) that is not a Guarantor and any other Subsidiary other than Crown;

(4) a consolidation or merger of Parent with or into an Affiliate for the purposes of reincorporating Parent in another jurisdiction;

(5) the Transfer of all or substantially all of the properties or assets of a Guarantor to the Issuer and/or any other Guarantor other than Crown; or

(6) the Transfer of all or substantially all of the properties or assets of a Subsidiary (other than the Issuer) that is not a Guarantor to any other Subsidiary other than Crown;

provided that, in each case involving the Issuer or a Guarantor, if the Issuer or such Guarantor is not the surviving entity of such transaction or the Person to which such Transfer is made, the surviving entity or the Person to which such Transfer is made shall comply with subsection (a)(2) of this Section 5.01.

SECTION 5.02. Successor Person Substituted.

Upon any consolidation, combination or merger of Parent, the Issuer or any other Guarantor, or any Transfer of all or substantially all of the assets of Parent or the Issuer in accordance with the foregoing provisions of Section 5.01, in which Parent, the Issuer or such Guarantor is not the continuing obligor under the Notes or its related Note Guarantee, the surviving entity formed by such consolidation or into which Parent, the Issuer or such Guarantor is merged or to which the Transfer is made will succeed to, and be substituted for, and may exercise every right and power of Parent, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as Parent, the Issuer or such Guarantor, as the case may be, and, except in the case of a Transfer to Parent or any of its Subsidiaries, Parent, the Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of Parent’s, the Issuer’s or such Guarantor’s, as the case may be, other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following constitutes an “Event of Default” with respect to the Notes:

(1) default for 30 days in the payment when due of interest with respect to the Notes;

(2) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;

(3) failure by Parent or any Subsidiary for 30 days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of Notes then outstanding under this Indenture to comply with any of the provisions under Section 4.08;

(4) failure by Parent or any Subsidiary of Parent for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding under this Indenture to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Parent or any of its Subsidiaries (or the payment of which is Guaranteed by Parent or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75,000,000 or more and, in each case, Parent has received notice specifying the default from the Trustee or Holders of at least 25% of the aggregate principal amount of Notes then outstanding and does not cure the default within 30 days;

(6) failure by Parent or any of its Subsidiaries to pay final judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $75,000,000 or more, which judgments are not paid, discharged, bonded or stayed within 60 days after their entry;

(7) (A) a court having jurisdiction over Parent, the Issuer or any other Subsidiary of Parent enters (x) a decree or order for relief in respect of Parent, the Issuer or any Subsidiary of Parent that is a Significant Subsidiary or group of Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging Parent, the Issuer or any Subsidiary of Parent that is a Significant Subsidiary or group of Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Parent, the Issuer or any such Subsidiary or group of Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Parent, the Issuer or any such Subsidiary or group of Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) Parent, the Issuer or any Subsidiary of Parent that is a Significant Subsidiary or group of Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, the Issuer or any such Subsidiary or group of Subsidiaries or for all or substantially all the property and assets of Parent, the Issuer or any such Subsidiary or group of Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due; and

(8) any Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee).

SECTION 6.02. Acceleration of Maturity; Rescission.

If an Event of Default occurs and is continuing under this Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice in writing to the Issuer and the Trustee, specifying the respective Event of Default and that it is a “notice of acceleration”, declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to Parent or the Issuer, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

(2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements, indemnities and advances; and

(4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested by the Holders of a majority of the principal amount outstanding of the Notes to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer and the Guarantors.

SECTION 6.04. Waiver of Existing Defaults and Events of Default.

(a) Subject to Sections 2.10, 6.02, 6.08 and 8.02, the Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (1) and (2) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This subsection (a) of this Section 6.04 shall be in lieu of TIA § 316(a)(1)(B), and TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

(b) Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

Subject to Sections 2.10 and 7.01, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.06. Limitation on Suits.

Subject to Section 6.08, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder has given the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of Parent or of any Subsidiary of Parent, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

SECTION 6.08. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment, on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.11. Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances.

The Trustee shall not be deemed to have actual knowledge of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(b) Except during the continuance of a Default or an Event of Default of which a Responsible Officer of the Trustee has actual knowledge:

(1) The Trustee need perform only those duties expressly set forth in this Indenture and no others.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate, subject to the requirement in the preceding sentence, if applicable.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of subsection (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties.

(d) Whether or not therein expressly so provided, subsections (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have fully indemnified the Trustee to the satisfaction of the Trustee, against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including, but not limited to, the fees and disbursements of agents and attorneys).

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(1) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original, facsimile, .pdf attachment or other electronically transmitted form) believed by it to be genuine and to have been signed or presented by the proper party or parties, whether such document is in original, facsimile, .pdf attachment or other electronically transmitted form; even if it has a monetary limit.

(2) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation except for liability resulting from the Trustee’s negligence or willful misconduct, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

(3) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(4) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.

(5) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(6) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(7) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including but not limited to as Registrar and as Paying Agent), and each agent, custodian and other person employed to act hereunder.

(8) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own negligence or willful misconduct in the performance of such act.

(9) The Trustee may from time to time request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(10) The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer.

(11) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(12) Trustee entitled to assume without enquiry, that the Issuer has performed in accordance with all of the provisions in the Indenture, unless notified to the contrary.

(13) Under no circumstances will the Trustee be liable to the Issuer for any consequential loss (being loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

If a Default or an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Noteholder a notice of the Default or Event of Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default or an Event of Default relating to the payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture) or relating to Article Five of this Indenture, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after March 1 of any year, commencing on the March 1 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar’s books; and

(2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee, in writing, when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07. Compensation and Indemnity.

The Issuer and the Guarantors shall pay to the Trustee from time to time reasonable compensation as agreed upon for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by it in connection with the Trustee’s duties under this Indenture, including, but not limited to, the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel and such additional fees as may be applicable in the event of a potential Event of Default, an Event of Default or in relation to the exceptional duties.

The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, stockholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture and including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity; provided that the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.

Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own negligence, bad faith or willful misconduct.

To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven. The provisions of this Section 7.07 shall apply to Trustee in its capacity as Paying Agent, Transfer Agent or Registrar and any other Agent under this Indenture.

The provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at their election if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee; provided that if the retiring Trustee resigns and a court has not appointed a successor within 60 days, such retiring Trustee may appoint a successor that meets the eligibility requirements of Section 7.10.

If the Trustee fails to comply with Section 7.10, Noteholders holding at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger, etc.

Any corporation into which the Trustee may be merged or converted, or any corporation with which the Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, including affiliated corporations, to which the Trustee shall sell or otherwise transfer: (a) all or substantially all of its assets or (b) all or substantially all of its corporate trust business shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws and subject to the requirements set forth in Section 7.10 of this Indenture become the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of the parties to this Indenture, unless otherwise required by the Issuer, and after the said effective date all references in this Indenture to the Trustee shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the Issuer by the Trustee.

SECTION 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Issuer.

The Trustee is subject to and shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12. Paying Agents.

The Issuer shall cause each Paying Agent other than the Trustee or other parties to this Indenture to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C) that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

SECTION 7.13. Communications.

In no event shall the Agent or any other entity of U.S. Bank Trust Company, National Association be liable for any Losses arising to the Agent or any other entity of U.S. Bank Trust Company, National Association receiving or transmitting any data from any Issuer, any Authorized Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.

The parties hereto accept that some methods of communication are not secure and the Agent or any other entity of U.S. Bank Trust Company, National Association shall incur no liability for receiving instructions via any such non-secure method. Agent and Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods), and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by Agent or Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to Agent or Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to Agent and Trustee, including without limitation the risk of Agent or Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, Agent or Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to Agent or Trustee in lieu of, or in addition to, any such electronic Notice.

ARTICLE EIGHT

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01. Without Consent of Noteholders.

Notwithstanding Section 8.02, the Issuer and Trustee may modify and amend this Indenture, the Notes or the Note Guarantees without the consent of any Holder for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of Physical Notes;

(3) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

(4) to secure the Notes;

(5) to conform the text of the Indenture, Note Guarantees or the Notes to any provision of the “Description of the Notes” contained in the Offering Memorandum to the extent that such provision in the “Description of the Notes” contained in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, Note Guarantees or the Notes;

(6) to add any Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of this Indenture;

(7) to add to the covenants of the Issuer and the Guarantors for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer and the Guarantors;

(8) to provide for or confirm the issuance of Additional Notes;

(9) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Holder in any material respect; or

(10) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

SECTION 8.02. With Consent of Noteholders.

(a) Except to the extent provided in Section 8.01 and subsection (b) of this Section 8.02, this Indenture, the Notes or the Note Guarantees may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes).

(b) Notwithstanding subsection (a) of this Section 8.02, without the consent of each Holder of Notes issued under this Indenture, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

(1) reduce the principal amount of Notes issued under this Indenture whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the Maturity Date of any Notes, or alter the provisions with respect to the redemption of any such Notes other than, except as set forth in clause (7) below, the provisions of Section 4.08 of this Indenture; provided that the notice period for redemption of the Notes may be reduced to not less than three (3) Business Days with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes if a notice of redemption which remains outstanding has not prior thereto been sent to such Holders;

(3) reduce the rate of or change the time for payment of interest on any such Notes;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any such Note payable in currency other than that stated in such Note;

(6) make any change to the provisions of this Indenture relating to the waiver of past Defaults or the rights of Holders of the Notes issued hereunder to receive payments of principal of or interest and Additional Amounts, if any, on the Notes;

(7) after the Issuer’s obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer with respect to a Change of Control Repurchase Event that has occurred, including, without limitation, in each case, by amending, changing or modifying any of the definitions relating thereto;

(8) release Parent, Crown or any other Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(9) modify or change any provision of this Indenture affecting the ranking of the Notes or Note Guarantees in a manner adverse to the Holders of Notes.

(c) It shall not be necessary for the consent of the Holders of Notes under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under Section 8.01 or this Section 8.02 becomes effective, the Issuer shall send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer may elect in its sole discretion to have the Trustee mail such notice prepared by the Issuer on the Issuer’s behalf and at the Issuer’s sole expense. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 8.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture, the Notes or the Note Guarantees shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

(a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.

(c) After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05. Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. Notwithstanding anything herein to the contrary, in signing or refusing to sign an amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect as to the Notes and the Note Guarantees, and the Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes and the Note Guarantees, when all amounts due to the Trustee shall have been paid and either:

(1) the Issuer delivers to the Trustee all outstanding Notes issued under this Indenture (other than Notes which have been replaced because of mutilation, loss, destruction or wrongful taking as provided in Section 2.08 hereof) for cancellation; or

(2) (a) all Notes outstanding under this Indenture (I) have become due and payable, whether at maturity or as a result of the sending of a notice of redemption, or (II) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Issuer, and the Issuer or any Guarantor irrevocably deposits with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Euro, EU Government Obligations or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes outstanding under this

Indenture on the maturity date or on the applicable optional redemption date, as the case may be; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; (c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or any Guarantor under this Indenture; and (d) the Issuer has delivered (I) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, and (II) an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel which binds or affects the Issuer.

The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of and at the expense of the Issuer.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Article Two and in Sections 4.01, 4.02, 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.

SECTION 9.02. Legal Defeasance.

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (2) the Issuer’s obligations with respect to such Notes under Article Two and Sections 4.02, 4.03 and 4.05, (3) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligations in connection therewith and (4) this Article Nine.

Concurrently with any Legal Defeasance, the Issuer may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Note Guarantees, if any, then existing and obtain the release of the Note Guarantees of any or all Guarantors. In order to exercise such option regarding a Note Guarantee, the Issuer shall provide the Trustee with written notice of its desire to terminate such Note Guarantee prior to the delivery of the Opinions of Counsel referred to in Section 9.04.

Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03. Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have their obligations and the obligations of the Guarantors under Sections 4.08, 4.11, 4.15, 4.16 and 4.17 (except for obligations mandated by the TIA) and clause (3) of Section 5.01(a) released with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5) and (6) shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuer’s obligations in Article Two and Sections 7.07, 9.05, 9.06, 9.07 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 9.05, 9.07 and 9.08 shall survive.

SECTION 9.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued under this Indenture, cash in Euros, EU Government Obligations or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (such opinion shall be addressed and delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes outstanding under this Indenture on the stated maturity date or on the applicable optional redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the beneficial owners of the Notes outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound;

(6) the Issuer must have delivered to the Trustee an Opinion of Counsel (upon which the Trustee shall have no liability in relying) to the effect that assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable Bankruptcy Law, after the 91st day following the deposit, the trust funds will not be subject to the effect of applicable Bankruptcy Law;

(7) the Issuer must deliver to the Trustee an Officers’ Certificate (upon which the Trustee shall have no liability in relying) stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes issued under this Indenture over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(8) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (upon which the Trustee shall have no liability in relying), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.05. Deposited Money and EU Government Obligations To Be Held in Trust.

All money and EU Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Sections 9.01 and 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the EU Government Obligations deposited pursuant to Sections 9.01 and 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or EU Government Obligations held by it as provided in Sections 9.01 and 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent satisfaction and discharge, Legal Defeasance or Covenant Defeasance.

SECTION 9.06. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or EU Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or EU Government Obligations in accordance with Section 9.01, 9.02 or 9.03; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or EU Government Obligations held by the Trustee or any Paying Agent.

SECTION 9.07. Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys and EU Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and EU Government Obligations have been deposited pursuant to Section 9.04, to the Issuer upon a request of the Issuer (or, if such moneys and EU Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08. Moneys Held by Trustee.

Any moneys and EU Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a request of the Issuer, or if such moneys and EU Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and EU Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and EU Government Obligations shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to

Section 2.06, or cause to be published once a week for two successive weeks, in one newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, the State of New York, and in one newspaper published in the English language, customarily published each Business Day and of general circulation in London, England, a notice that such moneys and EU Government Obligations remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys and EU Government Obligations then remaining will be repaid or returned to the Issuer. After payment or return to the Issuer or the Guarantors or the release of any moneys and EU Government Obligations held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled thereto must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

GUARANTEE OF SECURITIES

SECTION 10.01. Guarantee.

The Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 10.06, its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such

Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Note Guarantees.

SECTION 10.02. Execution and Delivery of Note Guarantee.

To further evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form attached hereto as Exhibit I, shall be endorsed on each Note authenticated and delivered by the Trustee and such Note Guarantee shall be executed by either manual, facsimile, ..pdf attachment or other electronically transmitted signature of an Officer of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03. Release of Guarantors.

(a) The Note Guarantee of a Guarantor (other than Parent) will be unconditionally released and discharged upon any of the following:

(1) any Transfer (including, without limitation, by way of consolidation or merger) by Parent or any Subsidiary to any Person that is not Parent or a Subsidiary of Parent of all of the Equity Interests of, or all or substantially all of the properties and assets of, such Guarantor;

(2) any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) by Parent or any Subsidiary to any Person that is not Parent or a Subsidiary of Parent of Equity Interests of such Guarantor or any issuance by such Guarantor of its Equity Interests, such that such Guarantor ceases to be a Subsidiary of Parent; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under each Credit Facility;

(3) the release of such Guarantor from all obligations of such Guarantor in respect of Indebtedness under each Credit Facility, except to the extent such Guarantor is otherwise required to provide a Guarantee pursuant to Section 4.17; or

(4) upon the contemporaneous release or discharge of all Guarantees by such Guarantor which would have required such Guarantor to guarantee the Notes pursuant to Section 4.17.

(b) Except as provided under Article Five, a Note Guarantee of Parent may be released and discharged only with the consent of each Holder of Notes to which such Note Guarantee relates.

(c) No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the Trustee or the Holders of Notes to which such Note Guarantee relates (i) if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release until such time as such Default or Event of Default is cured or waived (unless such release is in connection with the sale of the Equity Interests in such Guarantor constituting collateral for a Credit Facility in connection with the exercise of remedies against such Equity Interests or in connection with a Transfer permitted by this Indenture if, but for the existence of such Default or Event of Default, such Subsidiary would otherwise be entitled to be released from its Note Guarantee following the sale of such Equity Interests) and (ii) until the Issuer shall have delivered to the Trustee an Officers’ Certificate, upon which the Trustee shall be entitled but not obligated to rely, stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with and that such release and discharge is authorized and permitted under this Indenture.

(d) The Trustee shall execute any documents reasonably requested by either the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.04. Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05. Notice to Trustee.

The Issuer or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Issuer or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Note Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

SECTION 10.06. Limitation on Guarantor’s Liability.

(a) To the extent applicable, a Guarantor’s liability in respect of its Note Guarantee shall be limited to the extent set forth below:

(1) Limitations Applicable to U.S. Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, under the laws of the United States, any State thereof or the District of Columbia (a “U.S. Guarantor”), and by its acceptance hereof, each Holder, hereby confirm that it is the intention of all such parties that the Guarantee of a U.S. Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each U.S. Guarantor hereby irrevocably agree that the obligations of a U.S. Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such U.S. Guarantor result in the obligations of such U.S. Guarantor not constituting such a fraudulent transfer or conveyance.

(2) [Reserved.]

(3) Limitations Applicable to German Guarantors. Each Guarantor incorporated, organized or formed, as the case may be, in Germany (a “German Guarantor”), and by its acceptance hereof, each Holder, hereby confirm that the liability of such German Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each German Guarantor that makes a payment or distribution under its Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor. The obligation of any German Guarantor under this Article Ten will be binding only to the extent that it would not result in a prohibited repayment to such Guarantor’s shareholders of assets necessary to maintain the nominal registered capital of such German Guarantor (Section 30 et seq. GmbH Act).

(4) Limitations Applicable to Swiss Guarantors. Each Guarantor incorporated, organized or formed, as the case may be, in Switzerland (a “Swiss Guarantor”) and by its acceptance hereof, each Holder, hereby confirm that the liability of such Swiss Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Swiss Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor, result in the obligations of such Swiss Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. The obligations of any Swiss Guarantor under its Note Guarantee shall be limited so that they do not result in a prohibited repayment of the share capital of such Swiss Guarantor (Section 680 of the Swiss Code of Obligations), and infringe the mandatory provisions on reserves (Sections 671 to 674 of the Swiss Code of Obligations).

(5) Limitations Applicable to French Guarantors. Each Guarantor incorporated, organized or formed, as the case may be, in France (a “French Guarantor”), and by its acceptance hereof, each Holder, hereby confirm that the obligation and liability of such French Guarantor or its subsidiaries (a) will not include any obligation or liability which if incurred would constitute a violation to its corporate benefit or interest (“intérêt social”) in particular within the meaning of Articles L.241-3 or L. 242-6 (such articles are applicable to sociétés en commandite par actions and to sociétés par actions simplifiées pursuant to Articles L. 243-1 and L. 244-1 of the French Commercial Code) and/or would constitute prohibited financial assistance within the meaning of Article L. 225-216 of the French Commercial Code and/or would constitute a misuse of corporate assets (abus de bien sociaux) within the meaning of Articles L. 241-3 or L. 242-6 of the French Commercial Code (such articles are applicable to sociétés en commandite par actions and to sociétés par actions simplifiées pursuant to Articles L. 243-1 and L. 244-1 of the French Commercial Code); and (b) shall be limited to the extent required by applicable law to the maximum amount any such French Guarantor can pay without exceeding its financial capacity or otherwise resulting in insolvency of such French Guarantor, as of the date the Note Guarantee is subscribed or, if later further amended, restated or reaffirmed, as of such later date, and the Note Guarantee given by any of (i) Crown Bevcan France SAS, (ii) Crown Developpement, (iii) Crown Europe SAS, (iv) Société Civile Immobilière des Baquets, (v) Société Civile Immobilière Rousseau Ivry, (vi) SPG France Holdings and (vii) Signode France SAS and each other Subsidiary Guarantor incorporated, organized or formed, as the case may be, in France (each, a “French Subsidiary Guarantor”) will in addition be limited as to each French Subsidiary Guarantor or its subsidiaries, to the extent required by French law, to an amount that represents either (i) the amount of such proceeds made available to such French Subsidiary Guarantor via intragroup loans or otherwise or (ii) the equivalent in Euros of the portion of the proceeds of the Notes used directly or indirectly to repay or refinance obligations of or obligations guaranteed (to the extent permitted under French law) by, such French Subsidiary Guarantor or its subsidiaries, or to fund or refinance (directly or indirectly) advances or loans to such French Subsidiary Guarantor from time to time.

(6) Limitations Applicable to the Dutch Guarantors. Each Guarantor incorporated, organized or formed, as the case may be, in the Netherlands (a “Dutch Guarantor”) and, by its acceptance hereof, each Holder, hereby confirm that the Dutch Guarantors shall not be liable under its Note Guarantee to the extent that, if it were so liable, its entry into its Note Guarantee would violate (a) section 2:98c of the Dutch Civil Code, (b) its corporate interest or (c) section 3:45 of the Dutch Civil Code or sections 42 or 43 of the Dutch Bankruptcy Act (Faillissementswet).

(7) Limitations Applicable to the Luxembourg Guarantors. Each Guarantor incorporated, organized or formed, as the case may be, in Luxembourg or which may be incorporated, organized or formed in the future, as the case may be, in Luxembourg (a “Luxembourg Guarantor”) and, by its acceptance hereof, each Holder, hereby confirm that all liabilities and obligations of such Luxembourg Guarantor arising under any Guarantee, including, without limitation, under any Note Guarantee, shall (a) not in any circumstances include any obligation or liability which, if incurred, would constitute a misuse of corporate assets under article 1500-11 of the Luxembourg law on commercial companies dated 10 August 1915, as amended from time to time (the “1915 Law”) and (b) be limited, at all times, to an aggregate amount that does not exceed eighty percent (80%) of (i) the sum of such Luxembourg Guarantor’s “capitaux propres” (as referred to in Annex I to the Luxembourg Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account and implementing articles 34, 35, 46, and 47 of the Luxembourg law of 19 December 2002 on the register of commerce and companies and the accounting and annual accounts of undertakings, as amended) (the “Net Assets”) and its “dettes subordonnées” (as referred to in account 191 of the standard chart of accounts attached to the Luxembourg Grand-Ducal Regulation dated 10 June 2009 setting out the form and content of a standard chart of accounts, as the same may be amended or replaced) (the “Subordinated Debts”), as reflected in the most recently available annual accounts of such Luxembourg Guarantor as at the date on which any Guarantee is realised and (ii) the sum of that Luxembourg Guarantor’s Net Assets and Subordinated Debts, as reflected in its last annual accounts available as at the date of execution of this Indenture (whether as an original party or by way of accession). The obligations of a Luxembourg Guarantor in respect of this Indenture and/or any Guarantee shall not extend to the guaranteeing or securing of any amount which would breach the prohibitions on financial assistance set out in the 1915 Law.

(8) Limitations Applicable to Other Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than one set forth in clauses (1) through (7) above (an “Other Guarantor”), and by its acceptance hereof, each Holder, hereby confirm that it is the intention of all such parties that the Guarantee of an Other Guarantor does not constitute a fraudulent transfer or conveyance for purposes applicable law. To effectuate the foregoing intention, each Holder and each Other Guarantor hereby irrevocably agree that the obligations of an Other Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Other Guarantor result in the obligations of such Other Guarantor not constituting such a fraudulent transfer or conveyance.

“Adjusted Net Assets” of a Guarantor at any date means the lesser of (1) the amount by which (x) the fair value of the assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under its Note Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds (2) the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Guarantor under its Note Guarantee), excluding Indebtedness in respect of its Note Guarantee, as they become absolute and matured.

(b) If following the date of this Indenture and notwithstanding anything in Section 8.02 to the contrary:

(1) (i) there shall be any change in the laws of the jurisdictions set forth in clauses (1) through (8) of subsection (a) of this Section 10.06 or (ii) any Restricted Subsidiary incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than ones set forth in clauses (1) through (8) of subsection (a) of this Section 10.06 (a “Future Guarantor”) shall be required to execute a Note Guarantee and the Issuer shall reasonably determine that clause (9) with respect to Other Guarantors shall not adequately address the limitations on such Guarantee imposed by applicable law of the jurisdiction of incorporation, organization or formation, as the case may be, of any such Future Guarantor; or

(2) the Issuer shall reasonably determine that it shall be necessary or advisable to amend the terms of clauses (1) through (8) of subsection (a) of this Section 10.06 or to add additional provisions related to the limitations imposed on the Note Guarantee of a Future Guarantor, then upon the delivery of an Officers’ Certificate and Opinion of Counsel reasonably satisfactory to the Trustee, the Issuer shall be entitled to amend such clauses or add such additional provisions (including any related modifications to the form of Guarantee attached hereto as Exhibit I), as the case may be, in order for the Note Guarantee of a Guarantor not to so violate applicable law.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02. Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

If to the Issuer or any Guarantor:

Crown European Holdings S.A.

7 Rue Emmy Noether

93400 Saint-Ouen, France

Attn: Timothy Donahue

Telephone: 33 1 4918 4000

Facsimile: 33 1 4918 4001

With copies to:

Crown Holdings, Inc.

770 Township Line Road

Yardley, PA 19067

Attn: General Counsel

Telephone: (215) 698-5100

Facsimile: (215) 676-6011

With copies to:

Dechert LLP

Cira Center

2929 Arch Street

Philadelphia, PA 19104

Attn: Ian A. Hartman

Telephone: (215) 994-4000

Facsimile: (215) 994-2222

If to the Trustee:

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

Two Liberty Place

50 South 16th Street, Suite 2000

Mail Station: EX-PA-WBSP

Philadelphia, PA 19102

Attention: Michael Judge

Telephone: 215-761-9326

Facsimile: 215-761-9412

Email: Michael.Judge@usbank.com

If to the Paying Agent, the Registrar or the Transfer Agent:

Elavon Financial Services DAC

Block F1, Cherrywood Business Park

Cherrywood, Dublin 18

D18 W2X7, Ireland

Attn: Relationship Management Group

Facsimile: +44 207 365 2577

Email: CDRM@usbank.com

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar, each Agent and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05. Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07. Business Days; Legal Holidays.

A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks in London, Luxembourg or France are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08. Governing Law.

This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of Parent or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.10. Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.

SECTION 11.11. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.12. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.13. Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14. Waiver of Jury Trial.

THE ISSUER, EACH OF THE GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.15. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.16. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

(a) By the execution and delivery of this Indenture, the Issuer and each Guarantor (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture, the Notes and the Note Guarantees that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan or brought under Federal or state securities laws, and acknowledges that CT Corporation System has accepted such designation, (ii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding in subsection (a)(i) above and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Issuer in accordance with this Section 11.16 shall be deemed in every respect effective service of process upon the Issuer or any Guarantor, if any, in any such suit or proceeding. The Issuer and each Guarantor further agrees to take any and all such action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect or any of the Notes shall be outstanding; provided, however, that the Issuer or any Guarantor may, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 11.16 that (i) maintains an office located in the Borough of Manhattan, The City of New York, the State of New York, (ii) is a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.16. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, the State of New York.

(b) To the fullest extent permitted by applicable law, to the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Indenture, the Notes and the Note Guarantees. In addition, the Issuer and each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the courts mentioned in subsection (a) of this Section 11.16 for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Indenture, the Notes or the Note Guarantees or the subject matter hereof or thereof may not be enforced in such courts.

(c) The Issuer and the Guarantors agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the fullest extent permitted by applicable law, nothing in this Section 11.16 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Issuer or any Guarantor or its property in the courts of any other jurisdictions.

SECTION 11.17. Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a) Euros are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes, the Note Guarantees or this Indenture, including damages related thereto. Any amount received or recovered in a currency other than Euro by a Holder of the Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the Euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Euro amount is less than the Euro amount expressed to be due to the recipient under the Notes, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in subsection (b) of this Section 11.17. In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.17, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of Euros been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Euros on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 11.17 constitute separate and independent obligations from other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

(b) The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Note Guarantees and this Indenture:

(1) (A)

If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B)

If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(2) In the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the Euro Currency Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 11.17 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2)

above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

SECTION 11.18. BRRD and Other Regulatory Matters.

(a) The Paying Agent, Registrar and Transfer Agent are authorised and regulated by the Central Bank of Ireland (“CBOI”).

(b) In connection with the worldwide effort against the funding of terrorism and money laundering activities, the Paying Agent, Registrar and Transfer Agent may be required under various national laws and regulations to which they are subject to obtain, verify and record information that identifies each person who opens an account with it. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Paying Agent, Registrar and Transfer Agent shall be entitled to ask for documentation to verify such entity’s formation and legal existence as well as financial statements, licenses, identification and authorisation documents from individuals claiming authority to represent the entity or other relevant documentation.

(c) The parties to this Indenture acknowledge and agree that the obligations of Paying Agent, Registrar and Transfer Agent under this Indenture are limited by and subject to compliance by them with EU and US Federal anti-money laundering statutes and regulations. If the Paying Agent, Registrar and Transfer Agent or any of their directors know or suspect that a payment is the proceeds of criminal conduct, such person is required to report such information pursuant to the applicable authorities and such report shall not be treated as a breach by such person of any confidentiality covenant or other restriction imposed on such person under this Indenture, by law or otherwise on the disclosure of information. The Paying Agent, Registrar and Transfer Agent shall be indemnified and held harmless by the Issuer from and against all losses suffered by them that may arise as a result of the agents being prevented from fulfilling their obligations hereunder due to the extent doing so would not be consistent with applicable statutory anti-money laundering requirements.

(d) Notwithstanding anything to the contrary in this Indenture or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of Paying Agent, Registrar and Transfer Agent arising under this Indenture or any such other document, to the extent such liability is unsecured or not otherwise exempted, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (1) the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto; and (2) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such party, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Indenture or any other agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

(e) For the purpose of sub-clause (d) above the following terms shall have the following meanings:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority to exercise any Write-down and Conversion Powers.

“Write-Down and Conversion Powers” means (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and (b) any powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and any similar or analogous powers under that Bail-In Legislation.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

CROWN EUROPEAN HOLDINGS S.A.

By:	/s/ Kevin C. Clothier
Name:	Kevin C. Clothier
Title:	Administrateur/DG Délégué

[Signature Page to Indenture]

GUARANTORS:

CROWN HOLDINGS, INC.

By:	/s/ Kevin C. Clothier
Name:	Kevin C. Clothier
Title:	Senior Vice President & Chief Financial Officer

[Signature Page to Indenture]

CROWN AMERICAS LLC

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President & Treasurer

[Signature Page to Indenture]

CR USA, INC. CROWN BEVERAGE PACKAGING PUERTO RICO, INC.

By:	/s/ Christy L. Kalaus
Name:	Christy L. Kalaus
Title:	Vice President & Controller

CROWN CONSULTANTS, INC. CROWN FINANCIAL CORPORATION

By:	/s/ Kevin C. Clothier
Name:	Kevin C. Clothier
Title:	President

CROWN CORK & SEAL COMPANY (DE), LLC

By:	/s/ Kevin C. Clothier
Name:	Kevin C. Clothier
Title:	Vice President

[Signature Page to Indenture]

CROWN CORK & SEAL USA, INC.

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Assistant Treasurer

SIGNODE INDUSTRIAL GROUP US INC.

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President

FOREIGN MANUFACTURERS FINANCE CORPORATION CROWN CORK & SEAL COMPANY, INC. CROWN INTERNATIONAL HOLDINGS, INC. CROWN PACKAGING TECHNOLOGY, INC.

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President & Treasurer

CROWN BEVERAGE PACKAGING, LLC

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Assistant Treasurer

CROWN BEVERAGE HOLDINGS, INC.

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	President

[Signature Page to Indenture]

SIGNODE INDUSTRIAL GROUP LLC

SIGNODE PICKLING HOLDING LLC

SIGNODE US IP HOLDINGS LLC

SIGNODE INDUSTRIAL GROUP

HOLDINGS US INC.

SIGNODE INTERNATIONAL

IP HOLDINGS LLC

SIMPLIMATIC ENGINEERING

HOLDINGS LLC

Simplimatic AUTOMATION LLC

SEH REAL ESTATE HOLDINGS LLC

SE INTERNATIONAL HOLDINGS LLC

SE INTERNATIONAL HOLDINGS II LLC

By	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President & Assistant Treasurer

[Signature Page to Indenture]

3079939 NOVA SCOTIA COMPANY/3079939 COMPAGNIE DE LA NOUVELLE ECOSSE 889273 ONTARIO INC. CROWN CANADIAN HOLDINGS ULC CROWN METAL PACKAGING CANADA INC.

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President & Treasurer

SIGNODE CANADA ULC

By:	/s/ Peter Abraham
Name:	Peter Abraham
Title:	Director

CROWN METAL PACKAGING CANADA LP

By:	Crown Metal Packaging Canada Inc., its General Partner

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President & Treasurer

[Signature Page to Indenture]

CROWN BEVCAN FRANCE SAS

By:	/s/ Paul Browett
Name:	Paul Browett
Title:	Directeur Général

CROWN DÉVELOPPEMENT

By:	/s/ Kevin C. Clothier
Name:	Kevin C. Clothier
Title:	Directeur Général

CROWN EUROPE SAS

By:	/s/ Jean-Francois Lelouch
Name:	Jean-Francois Lelouch
Title:	Président

[Signature Page to Indenture]

SOCIÉTÉ CIVILE IMMOBILIÉRE DES BACQUETS SOCIÉTÉ CIVILE IMMOBILIÉRE ROUSSEAU IVRY

By:	/s/ Olaf Roth
Name:	Olaf Roth
Title:	Director

SPG FRANCE HOLDINGS SAS SIGNODE FRANCE SAS

By:	/s/ Olaf Roth
Name:	Olaf Roth
Title:	President

CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH

By:	/s/ Jochen Linzenich
Name:	Jochen Linzenich
Title:	Managing Director

[Signature Page to Indenture]

SIGNODE PACKAGING SYSTEMS GMBH MEZGER HEFTSYSTEME GMBH SMP SCHWEDE MASCHINENBAU WEISCHLITZ GMBH

By:	/s/ Ellen Fleischmann
Name:	Ellen Fleischmann
Title:	Managing Director

SIGNODE SYSTEM GMBH

By:	/s/ Peter Aloys Buderath
Name:	Peter Aloys Buderath
Title:	Managing Director

SPG GERMANY SERVICE MANAGEMENT GMBH

By:	/s/ Olaf Roth
Name:	Olaf Roth
Title:	Managing Director

[Signature Page to Indenture]

CROWN PACKAGING LUX III, S.À.R.L.

By:	/s/ Paul Browett
Name:	Paul Browett
Title:	Manager A

By:	/s/ Pierre Neu
Name:	Pierre Neu
Title:	Manager B

SPG INDUSTRIAL PACKAGING S.À.R.L.

By:	/s/ Olaf Roth
Name:	Olaf Roth
Title:	Manager A

By:	/s/ Pierre Neu
Name:	Pierre Neu
Title:	Manager B

[Signature Page to Indenture]

SIGNODE INDUSTRIAL GROUP LUX S.A.

By:	/s/ Olaf Roth
Name:	Olaf Roth
Title:	Director A

By:	/s/ Pierre Neu
Name:	Pierre Neu
Title:	Director B

SIGNODE LUXEMBOURG S.À.R.L.

By:	/s/ Olaf Roth
Name:	Olaf Roth
Title:	Director

[Signature Page to Indenture]

CROWN ENVASES MEXICO, S.A. DE C.V. FÁBRICAS MONTERREY, S.A. DE C.V. CROWN FAMOSA, S.A. DE C.V. SILICES DE VERACRUZ, S.A. DE C.V. SILICE DEL ISTMO, S.A. DE C.V VICHISA, S.A. DE C.V.

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President & Treasurer

SIGNODE MEXICO S. DE R.L. DE C.V. SIMPLIMATIC AUTOMATION DE MEXICO, S. DE R.L. DE C.V.

By:	/s/ Maria Evelia Hernandez Rodriguez
Name:	Maria Evelia Hernandez Rodriguez
Title:	Secretary

[Signature Page to Indenture]

FAMOSA B.V. SIVESA B.V. SISA MEXICO B.V.

By:	/s/ Paul Browett
Name:	Paul Browett
Title:	President

SIGNODE NETHERLANDS B.V.

By:	/s/ Jochen Linzenich
Name:	Jochen Linzenich
Title:	Director

[Signature Page to Indenture]

CROWN PACKAGING EUROPEAN HOLDINGS GMBH

By:	/s/ Andrea Vavassori
Name:	Andrea Vavassori
Title:	President of the Management

CROWN PACKAGING EUROPEAN DIVISION GMBH

By:	/s/ Andrea Vavassori
Name:	Andrea Vavassori
Title:	Manager

SIGNODE SWITZERLAND GMBH

By:	/s/ Olaf Roth
Name:	Olaf Roth
Title:	Director

[Signature Page to Indenture]

CARNAUDMETALBOX ENGINEERING LIMITED CARNAUDMETALBOX GROUP UK LTD. CARNAUDMETALBOX OVERSEAS LTD. CROWN PACKAGING MANUFACTURING UK LIMITED CROWN PACKING SERVICES EMEA LIMITED

By:	/s/ Paul Browett
Name:	Paul Browett
Title:	Director

CROWN PACKAGING DISTRIBUTION UK LIMITED

By:	/s/ Tim Conybeare
Name:	Tim Conybeare
Title:	Director

CROWN UK HOLDINGS LIMITED

By:	/s/ Kevin C. Clothier
Name:	Kevin C. Clothier
Title:	Director

[Signature Page to Indenture]

SIGNODE UK LTD

By:	/s/ Olaf Roth
Name:	Olaf Roth
Title:	Director

CARNAUDMETALBOX MEC-A-TEC SERVICES LIMITED

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Director

[Signature Page to Indenture]

U.S. Bank Trust Company, National Association, as Trustee

By:	/s/ Michael Judge
Name: Michael Judge
Title: Vice President

[Signature Page to Indenture]

Elavon Financial Services DAC, as Paying Agent

By:	/s/ Shobita Choudhury
Name: Shobita Choudhury
Title: Auhtorized Signatory

Elavon Financial Services DAC, as Registrar

By:	/s/ Shobita Choudhury
Name: Shobita Choudhury
Title: Auhtorized Signatory

Elavon Financial Services DAC, as Transfer Agent

By:	/s/ Shobita Choudhury
Name: Shobita Choudhury
Title: Auhtorized Signatory

[Signature Page to Indenture]

EXHIBIT A-1

[FORM OF RESTRICTED NOTE]

CROWN EUROPEAN HOLDINGS S.A.

4.500% SENIOR NOTE DUE 2030

[Insert Global Note Legend, if applicable]

[Insert Private Placement Legend]

No. [ ]	ISIN No. [ ]
Common Code No. [ ]
€[ ]

CROWN EUROPEAN HOLDINGS S.A., a French société anonyme, as issuer (the “Issuer”), for value received, promises to pay to USB Nominees (UK) Limited or registered assigns the principal sum of [    ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on January 15, 2030.

Interest Payment Dates:	January 15 and July 15 commencing January 15, 2025.

Record Dates: January 1 and July 1 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-1-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed by two of its duly authorized officers.

CROWN EUROPEAN HOLDINGS S.A.

By:
Name:
Title:

By:
Name:
Title:

A-1-2

Certificate of Authentication

This is one of the 4.500% Senior Notes due 2030 referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:

Dated:

A-1-3

[FORM OF REVERSE OF RESTRICTED NOTE]

CROWN EUROPEAN HOLDINGS S.A.

4.500% SENIOR NOTE DUE 2030

1. Interest. CROWN EUROPEAN HOLDINGS S.A., a French société anonyme, as issuer (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 4.500% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including August 8, 20241 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15 and July 15, commencing January 15, 20252. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on February 1 or August 1 preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in Euros. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3. Paying Agent, Registrar and Transfer Agent. Initially, Elavon Financial Services DAC, in Dublin will act as Paying Agent, Registrar and Transfer Agent. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.

4. Indenture. The Issuer issued the 4.500% Senior Notes due 2030 (the “Notes”) under an Indenture dated as of August 8, 2024 (the “Indenture”) among the Issuer, the Guarantors, U.S. Bank Trust Company, National Association (the “Trustee”), Elavon Financial Services DAC, as paying agent (the “Paying Agent”), registrar (the “Registrar”) and transfer agent (the “Transfer Agent”). This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

[1]	In the case of Notes issued on the Issue Date.
[2]	In the case of Notes issued on the Issue Date.

A-1-4

5. Optional Redemption.

(a) Prior to October 15, 2029, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Make-Whole Redemption Date, plus the Make-Whole Premium (a “Make-Whole Redemption”). The Issuer shall notify the Trustee of the Make-Whole Premium by delivering to the Trustee, on or before the Make-Whole Redemption Date, an Officers’ Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for such calculation.

(b) At any time on or after October 15, 2029, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent.

In addition, the Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

6. Redemption for Changes in Withholding Tax. The Issuer may, at its option, redeem all, but not less than all, of the Notes then outstanding at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. This redemption applies only if as a result of any amendment to, or change in, the laws or treaties (including any rulings or regulations promulgated thereunder) of any Taxing Jurisdiction or any amendment to or change in any official position of a taxing authority in any Taxing Jurisdiction concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including by virtue of a holding by a court of competent jurisdiction), which amendment or change in each case is announced and effective on or after the Issue Date (or, (i) in the case of Additional Amounts payable by a successor Person to the Issuer, the date on which such successor Person became such pursuant to applicable provisions of the Indenture or (ii) in the case Additional Amounts caused by a tax imposed by a jurisdiction that became a Taxing Jurisdiction after the Issue Date, the date on which such jurisdiction became a Taxing Jurisdiction), the Issuer has become or will become obligated to pay material Additional Amounts (pursuant to Section 4.20 of the Indenture) on the next date on which any amount would be payable with respect to the Notes and the Issuer reasonably determines in good faith that such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to the Issuer.

A-1-5

Notice of such redemption may not be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due nor later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, the Issuer shall deliver to the Trustee (i) an Officers’ Certificate stating that the Issuer is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to elect to redeem have occurred and (ii) an opinion of independent legal counsel qualified under the laws of the relevant jurisdiction to the effect that the Issuer or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

7. Notice of Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.

8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control Repurchase Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or any Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.

A-1-6

12. Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of at least a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to, among other things, create Liens, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of Parent and its Restricted Subsidiaries and requires the Issuer to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

15. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, may declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to Parent or the Issuer, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

A-1-7

Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

(2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.

16. Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

17. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of Parent or of any Subsidiary of Parent, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

18. Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in Euros, EU Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19. Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

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20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Crown European Holdings S.A.

7 Rue Emmy Noether

93400 Saint-Ouen, France

Attn: Timothy Donahue

Telephone: 33 1 4918 4000

Facsimile:  33 1 4918 4001

A-1-9

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, check the appropriate box:

Section 4.08

If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

€
(€1,000 or any integral multiple thereof; provided that the part not purchased must be at least €100,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-11

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Securities only.

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EXHIBIT A-2

[FORM OF UNRESTRICTED NOTE]

CROWN EUROPEAN HOLDINGS S.A.

4.500% SENIOR NOTE DUE 2030

[Insert Global Note Legend, if applicable]

No. [ ]	ISIN No. [ ] Common Code No. [ ] €[ ]

CROWN EUROPEAN HOLDINGS S.A., a French société anonyme, as issuer (the “Issuer”), for value received, promises to pay to USB Nominees (UK) Limited or registered assigns the principal sum of [    ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on January 15, 2030.

Interest Payment Dates: January 15 and July 15 commencing January 15, 2025.

Record Dates: January 1 and July 1 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed by two of its duly authorized officers.

CROWN EUROPEAN HOLDINGS S.A.

By:
Name:
Title:

By:
Name:
Title:

A-2-2

Certificate of Authentication

This is one of the 4.500% Senior Notes due 2030 referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:

Dated:

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[FORM OF REVERSE OF UNRESTRICTED NOTE]

CROWN EUROPEAN HOLDINGS S.A.

4.500% SENIOR NOTE DUE 2030

1. Interest. CROWN EUROPEAN HOLDINGS S.A., a French société anonyme, as issuer (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 4.500% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including August 8, 20243 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15 and July 15 commencing January 15, 20254. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on February 1 or August 1 preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in Euros. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3. Paying Agent, Registrar and Transfer Agent. Initially, Elavon Financial Services DAC, in Dublin will act as Paying Agent, Registrar and Transfer Agent. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.

4. Indenture. The Issuer issued 4.500% Senior Notes due 2030 (the “Notes”) under an Indenture dated as of August 8, 2024 (the “Indenture”) among the Issuer, the Guarantors, U.S. Bank Trust Company, National Association (the “Trustee”), Elavon Financial Services DAC, as paying agent (the “Paying Agent”), registrar (the “Registrar”) and transfer agent (the “Transfer Agent”). This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

[3]	In the case of Notes issued on the Issue Date.
[4]	In the case of Notes issued on the Issue Date.

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5. Optional Redemption.

(a) Prior to October 15, 2029, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Make-Whole Redemption Date, plus the Make-Whole Premium (a “Make-Whole Redemption”). The Issuer shall notify the Trustee of the Make-Whole Premium by delivering to the Trustee, on or before the Make-Whole Redemption Date, an Officers’ Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for such calculation.

(b) At any time on or after October 15, 2029, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent.

In addition, the Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions, or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

6. Redemption for Changes in Withholding Tax. The Issuer may, at its option, redeem all, but not less than all, of the Notes then outstanding at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. This redemption applies only if as a result of any amendment to, or change in, the laws or treaties (including any rulings or regulations promulgated thereunder) of any Taxing Jurisdiction, or any amendment to or change in any official position of a taxing authority in any Taxing Jurisdiction concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including by virtue of a holding by a court of competent jurisdiction), which amendment or change in each case is announced and effective on or after the Issue Date (or, (i) in the case of Additional Amounts payable by a successor Person to the Issuer, the date on which such successor Person became such pursuant to applicable provisions of the Indenture or (ii) in the case Additional Amounts caused by a tax imposed by a jurisdiction that became a Taxing Jurisdiction after the Issue Date, the date on which such jurisdiction became a Taxing Jurisdiction), the Issuer has become or will become obligated to pay material Additional Amounts (pursuant to Section 4.20 of the Indenture) on the next date on which any amount would be payable with respect to the Notes and the Issuer reasonably determines in good faith that such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to the Issuer.

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Notice of such redemption may not be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due nor later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, the Issuer shall deliver to the Trustee (i) an Officers’ Certificate stating that the Issuer is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to elect to redeem have occurred and (ii) an opinion of independent legal counsel qualified under the laws of the relevant jurisdiction to the effect that the Issuer or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

7. Notice of Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.

8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control Repurchase Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

A-2-6

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or any Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.

12. Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of at least a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to, among other things, create Liens, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of Parent and its Restricted Subsidiaries and requires the Issuer to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

15. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, may declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to Parent or the Issuer, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

A-2-7

(2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.

16. Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

17. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of Parent or of any Subsidiary of Parent, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

18. Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in Euros, EU Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19. Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

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20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Crown European Holdings S.A.

7 Rue Emmy Noether

93400 Saint-Ouen, France

France

Attn: Timothy Donahue

Telephone: 33 1 4918 4000

Facsimile: 33 1 4918 4001

A-2-9

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ______________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, check the appropriate box:

☐ Section 4.08

If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

€

(€1,000 or any integral multiple

thereof; provided that the part not

purchased must be at least €100,000)

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-11

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Securities only.

A-2-12

EXHIBIT B

[FORM OF LEGEND FOR RESTRICTED SECURITIES]

Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [ IN THE CASE OF REGULATION S NOTES: 40 DAYS] (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY [RULE 144] [REGULATION S] UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR, IF LATER, THE LAST DATE UPON WHICH ADDITIONAL NOTES (AS DEFINED IN THE INDENTURE) HAVE BEEN ISSUED, OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE

B-1

SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

B-2

EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE OF A COMMON DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF ELAVON FINANCIAL SERVICES DAC (THE “COMMON DEPOSITARY”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

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EXHIBIT D

[FORM OF LEGEND FOR NOTE ISSUED WITH OID]

Any Note issued with more than de minimis original issue discount for U.S. Federal Income Tax purposes authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: 7 RUE EMMY NOETHER, 93400 SAINT-OUEN, FRANCE, ATTENTION: CHIEF FINANCIAL OFFICER.”

D-1

EXHIBIT E

[Reserved.]

E-1

EXHIBIT F

FORM OF CERTIFICATE OF TRANSFER

Crown European Holdings S.A.

7 Rue Emmy Noether

93400 Saint-Ouen, France

Elavon Financial Services DAC, as Transfer Agent

Block F1, Cherrywood Business Park

Cherrywood, Dublin 18

D18 W2X7, Ireland

Attention:  [  ]

re: Crown European Holdings S.A.

Re:	❑ 4.500% Senior Notes due 2030

(CUSIP _____________)

(ISIN _______________)

(Common Code _______)

Reference is hereby made to the Indenture, dated as of August 8, 2024 (the “Indenture”), by and among Crown European Holdings S.A., as issuer (the “Issuer”), the Guarantors, U.S. Bank Trust Company, National Association, as trustee, Elavon Financial Services DAC, as paying agent, registrar and transfer agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of ___________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a Subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit H to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than €250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(b) ☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(c) ☐ Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

(d) ☐ Check if Transfer is pursuant to an Effective Registration Statement. (i) The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)	☐ a beneficial interest in a:

(i)	☐ Rule 144A Global Note (CUSIP ______) (ISIN ______) (Common Code _______________), or

(ii)	☐ Regulation S Global Note (CUSIP ______) (ISIN ______) (Common Code _______________), or

(b)	☐ a Restricted Physical Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP _______) (ISIN ______) (Common Code _______________), or

(ii)	☐ Regulation S Global Note (CUSIP ______)(ISIN ______) (Common Code _______________), or

(iii)	☐ Unrestricted Global Note (CUSIP ______) (ISIN ______) (Common Code _______________), or

(b)	☐ a Restricted Physical Note; or

(c)	☐ an Unrestricted Physical Note,

in accordance with the terms of the Indenture.

EXHIBIT G

FORM OF CERTIFICATE OF EXCHANGE

Crown European Holdings S.A.

7 Rue Emmy Noether

93400 Saint-Ouen, France

Elavon Financial Services DAC, as Transfer Agent

Block F1, Cherrywood Business Park

Cherrywood, Dublin 18

D18 W2X7, Ireland

Attention:  [  ]

re: Crown European Holdings S.A.

Re:	❑ 4.500% Senior Notes due 2030

(CUSIP _____________)

(ISIN _______________)

(Common Code _______)

Reference is hereby made to the Indenture, dated as of August 8, 2024 (the “Indenture”), by and among Crown European Holdings S.A., as issuer (the “Issuer”), the Guarantors, U.S. Bank Trust Company, National Association, as trustee, Elavon Financial Services DAC, as paying agent, registrar and transfer agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of ____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Physical Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE] __ Rule 144A Global Note or __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]

By:
Name:
Title:

Dated: ________________

EXHIBIT H

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Crown European Holdings S.A.

7 Rue Emmy Noether

93400 Saint-Ouen, France

U.S. Bank Trust Company, National Association

Two Liberty Place

50 South 16th Street, Suite 2000

Mail Station: EX-PA-WBSP

Philadelphia, PA 19102

Attention:  Trustee Administration Manager

 re: Crown European Holdings S.A.

Re:  ❑  4.500% Senior Notes due 2030

(CUSIP _____________)

(ISIN _______________)

(Common Code _______)

Reference is hereby made to the Indenture, dated as of August 8, 2024 (the “Indenture”), by and among Crown European Holdings S.A., as issuer (the “Issuer”), the Guarantors, U.S. Bank Trust Company, National Association, as trustee, Elavon Financial Services DAC, as paying agent, registrar and transfer agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of ____________ aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Physical Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (c) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than €250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Physical Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Owner]

By:
Name:
Title:

Dated: ________________

EXHIBIT I

GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture, dated as of August 8, 2024 (the “Indenture”), by and among Crown European Holdings S.A., as issuer (the “Issuer”), the Guarantors, U.S. Bank Trust Company, National Association, as trustee, Elavon Financial Services DAC, as paying agent, registrar and transfer agent (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Noteholders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (c) all amounts due to the Trustee pursuant to the Indenture.

The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Each Guarantor (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Indenture, the Notes and this Guarantee that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan or brought under Federal or state securities laws, and acknowledges that CT Corporation System has accepted such designation, (ii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding in (i) above and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Issuer in accordance with this Guarantee shall be deemed in every respect effective service of process upon the Issuer or any Guarantor, if any, in any such suit or proceeding. The Issuer and each Guarantor further agrees to take any and all such action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as the Indenture shall be in full force and effect or any of the Notes shall be outstanding; provided, however, that the Issuer or any Guarantor may, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Guarantee that (i) maintains an office located in the Borough of Manhattan, The City of New York, the State of New York, (ii) is a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Guarantee. Such notice shall identify the name and address of such agent for process in the Borough of Manhattan, The City of New York, the State of New York.

To the fullest extent permitted by applicable law, to the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of the Indenture, the Notes and this Guarantee. In addition, the Issuer and each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the courts mentioned above for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that the Indenture, the Notes or this Guarantee or the subject matter hereof or thereof may not be enforced in such courts.

The Issuer and the Guarantors agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the fullest extent permitted by applicable law, nothing in this Guarantee shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Issuer or any Guarantor or its property in the courts of any other jurisdictions.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

CROWN HOLDINGS, INC.

By:
Name:	Kevin C. Clothier
Title:	Senior Vice President & Chief Financial Officer

CROWN AMERICAS LLC

By:
Name:	David A. Beaver
Title:	Vice President & Treasurer

CR USA, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.

By:
Name:	Christy L. Kalaus
Title:	Vice President & Controller

CROWN CONSULTANTS, INC.
CROWN FINANCIAL CORPORATION

By:
Name:	Kevin C. Clothier
Title:	President

CROWN CORK & SEAL COMPANY (DE), LLC

By:
Name:	Kevin C. Clothier
Title:	Vice President

CROWN CORK & SEAL USA, INC.

By:
Name:	David A. Beaver
Title:	Assistant Treasurer

SIGNODE INDUSTRIAL GROUP US INC.

By:
Name:	David A. Beaver
Title:	Vice President

FOREIGN MANUFACTURERS FINANCE CORPORATION
CROWN CORK & SEAL COMPANY, INC.
CROWN INTERNATIONAL HOLDINGS, INC.
CROWN PACKAGING TECHNOLOGY, INC.

By:
Name:	David A. Beaver
Title:	Vice President & Treasurer

CROWN BEVERAGE PACKAGING, LLC

By:
Name:	David A. Beaver
Title:	Assistant Treasurer

CROWN BEVERAGE HOLDINGS, INC.

By:
Name:	David A. Beaver
Title:	President

SIGNODE INDUSTRIAL GROUP LLC
SIGNODE PICKLING HOLDING LLC
SIGNODE US IP HOLDINGS LLC
SIGNODE INDUSTRIAL GROUP
HOLDINGS US INC.
SIGNODE INTERNATIONAL IP
HOLDINGS LLC
SIMPLIMATIC ENGINEERING HOLDINGS LLC
SIMPLIMTIC AUTOMATION LLC SEH REAL ESTATE HOLDINGS LLC
SE INTERNATIONAL HOLDINGS LLC
SE INTERNATIONAL HOLDINGS II LLC

By
Name:	David A. Beaver
Title:	Vice President & Assistant Treasurer

3079939 NOVA SCOTIA COMPANY/3079939 COMPAGNIE DE LA NOUVELLE ECOSSE 889273 ONTARIO INC.
CROWN CANADIAN HOLDINGS ULC
CROWN METAL PACKAGING CANADA INC.

By:
Name:	David A. Beaver
Title:	Vice President & Treasurer

SIGNODE CANADA ULC

By:
Name:	Peter Abraham
Title:	Director

CROWN METAL PACKAGING CANADA LP
By:	Crown Metal Packaging Canada Inc., its General Partner

By:
Name:	David A. Beaver
Title:	Vice President & Treasurer

CROWN BEVCAN FRANCE SAS

By:
Name:	Paul Browett
Title:	Directeur Général

CROWN DÉVELOPPEMENT

By:
Name:	Kevin C. Clothier
Title:	Directeur Général

CROWN EUROPE SAS

By:
Name:	Jean-Francois Lelouch
Title:	Président

SOCIÉTÉ CIVILE IMMOBILIÉRE DES BACQUETS SOCIÉTÉ CIVILE IMMOBILIÉRE ROUSSEAU IVRY

By:
Name:	Olaf Roth
Title:	Director

SPG FRANCE HOLDINGS SAS SIGNODE FRANCE SAS

By:
Name:	Olaf Roth
Title:	President

CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH

By:
Name:	Jochen Linzenich
Title:	Managing Director

SIGNODE PACKAGING SYSTEMS GMBH MEZGER HEFTSYSTEME GMBH SMP SCHWEDE MASCHINENBAU WEISCHLITZ GMBH

By:
Name:	Ellen Fleischmann
Title:	Managing Director

SIGNODE SYSTEM GMBH

By:
Name:	Peter Aloys Buderath
Title:	Managing Director

SPG GERMANY SERVICE MANAGEMENT GMBH

By:
Name:	Olaf Roth
Title:	Managing Director

CROWN PACKAGING LUX III, S.À.R.L.

By:
Name:	Paul Browett
Title:	Manager A

By:
Name:	Pierre Neu
Title:	Manager B

SPG INDUSTRIAL PACKAGING S.À.R.L.

By:
Name:	Olaf Roth
Title:	Manager A

By:
Name:	Pierre Neu
Title:	Manager B

SIGNODE INDUSTRIAL GROUP LUX S.A.

By:
Name:	Olaf Roth
Title:	Director A

By:
Name:	Pierre Neu
Title:	Director B

SIGNODE LUXEMBOURG S.À.R.L.

By:
Name:	Olaf Roth
Title:	Director

CROWN ENVASES MEXICO, S.A. DE C.V. FÁBRICAS MONTERREY, S.A. DE C.V. CROWN FAMOSA, S.A. DE C.V. SILICES DE VERACRUZ, S.A. DE C.V. SILICE DEL ISTMO, S.A. DE C.V VICHISA, S.A. DE C.V.

By:
Name:	David A. Beaver
Title:	Vice President & Treasurer

SIGNODE MEXICO S. DE R.L. DE C.V. SIMPLIMATIC AUTOMATION DE MEXICO, S. DE R.L. DE C.V.

By:
Name:	Maria Evelia Hernandez Rodriguez
Title:	Secretary

FAMOSA B.V. SIVESA B.V. SISA MEXICO B.V.

By:
Name:	Paul Browett
Title:	President

SIGNODE NETHERLANDS B.V.

By:
Name:	Jochen Linzenich
Title:	Director

CROWN PACKAGING EUROPEAN DIVISION GMBH

By:
Name:	Andrea Vavassori
Title:	Manager

CROWN PACKAGING EUROPEAN HOLDINGS GMBH

By:
Name:	Andrea Vavassori
Title:	President of the Management

SIGNODE SWITZERLAND GMBH

By:
Name:	Olaf Roth
Title:	Director

CARNAUDMETALBOX ENGINEERING LIMITED CARNAUDMETALBOX GROUP UK LTD. CARNAUDMETALBOX OVERSEAS LTD. CROWN PACKAGING MANUFACTURING UK LIMITED CROWN PACKING SERVICES EMEA LIMITED

By:
Name:	Paul Browett
Title:	Director

CROWN PACKAGING DISTRIBUTION UK LIMITED

By:
Name:	Tim Conybeare
Title:	Director

CROWN UK HOLDINGS LIMITED

By:
Name:	Kevin C. Clothier
Title:	Director

SIGNODE UK LTD.

By:
Name:	Olaf Roth
Title:	Director

CARNAUDMETALBOX MEC-A-TEC SERVICES LIMITED

By:
Name:	David A. Beaver
Title:	Director